SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                 FORM 8-K/A


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                May 24, 2002
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission            (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Pro Forma Financial Information
-------------------------------

                          DELTA PETROLEUM CORPORATION
                   CONDENSED PRO FORMA FINANCIAL STATEMENTS

     On May 31, 2002, we acquired all of the domestic oil and gas properties of Castle Energy Corporation. The properties acquired from Castle consist of interests in approximately 525 producing wells located in fourteen (14) states, plus associated undeveloped acreage. We issued 9,566,000 shares of Common Stock to Castle Energy Corporation as part of the purchase price. We are entitled to repurchase up to 3,188,667 of our shares from Castle for $4.50 per share for a period of one year after closing. Our agreement with Castle was effective as of October 1, 2001 and the net operating revenues from the properties between the effective date and the May 31, 2002 closing date will be recorded as an adjustment to the purchase price.


     Also on May 31, 2002 we obtained a new $20 million credit facility with the Bank of Oklahoma and Local Oklahoma Bank, part of which was used to pay the remainder of the Castle purchase price. Approximately $19 million of the credit facility was utilized to close the Castle transaction and to pay off our existing loan with US Bank. Our total debt now approximates $25 million. A substantial portion of our oil and gas properties is pledged as collateral for our new loan and the terms of the Credit Agreement limit our flexibility to engage in many types of business activities without obtaining the consent of our lenders in advance.

     On March 1, 2002, Delta completed the sale of 21 producing wells and acreage located primarily in the Eland and Stadium fields of Stark County, North Dakota ("Eland Properties"), to Sovereign Holdings, LLC, a privately-held Colorado limited liability company, for cash consideration of $2,750,000 pursuant to a purchase and sale agreement February 1, 2002 and effective January 1, 2002. In addition, Delta used proceeds from the sale to reduce debt by $1,300,000.

     The following unaudited condensed pro forma balance sheet assumes that the acquisition of 100% of the property interests of the Castle Properties occurred on March 31, 2002 and reflects the historical consolidated balance sheet of Delta giving pro forma effect to the asset acquisition using the purchase method of accounting. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of Delta and Castle.

     The accompanying unaudited condensed pro forma statements of operations for the nine months ended March 31, 2002 and for the year ended June 30, 2001 assume that the acquisition of the Castle Properties occurred as of July 1, 2000. The year ended June 30, 2001 unaudited condensed pro forma statement of operations includes Delta's historical year ended June 30, 2001 and Castle's historical year ended September 30, 2001 statement of operations. The statements also assume the sale of the Eland properties occurred on July 1,

2000 and eliminates the historical results of operations of the Eland Properties from the historical results of operations of Delta for the nine months ended March 31, 2002 and year ended June 30, 2001, and interest expense related to the long-term debt that was repaid with the proceeds. These statements should be read in conjunction with the historical financial statements and related notes of Delta and Castle.

     The accompanying unaudited pro forma financial statements do not purport to represent what our results of operations or financial position would actually have been had the transactions discussed above occurred on the dates indicated, or to project our results of operations or financial position for any future period. The pro forma statements of operations do not reflect any synergies or other operating benefits which may be realized from the integration of the Delta and Castle activities nor does it include any pro forma adjustments relating to the acquisition by Delta of Piper Petroleum which occurred on February 19, 2002 when we issued 1,374,240 shares of our restricted common stock for 100% of Piper's issued and outstanding shares. The shares issued by us to Piper were valued at approximately $5,234,000. In addition, we issued 51,000 shares for the cancellation of certain of Piper's debt. As a result of the acquisition, we acquired Piper's working and royalty interests in over 300 properties which are primarily located in Texas, Oklahoma and Louisiana along with a 5% working interest in the Comet Ridge coal bed methane gas project in Queensland, Australia. This project was classified as held for sale at March 31, 2002 at its estimated fair value of $5,272,000.

                         DELTA PETROLEUM CORPORATION
                 Unaudited Condensed Pro Forma Balance Sheet
                             As of March 31, 2002
                               (000's Omitted)

                                                                     Pro Forma
                                                         Delta      Adjustments   Pro Forma
                                                       Historical    (Note B)       Delta
                                                       ---------    -----------   ---------
Current Assets:
     Cash                                               $    274     $   974 (1)   $  1,248
     Accounts receivable                                     942                        942
     Prepaid assets                                          953                        953
     Other current assets                                    222                        222
                                                        --------     -------       --------
          Total current assets                             2,391         974          3,365
                                                        --------     -------       --------
Property and Equipment:
     Oil and gas properties, at cost, using
       the successful efforts method of accounting        27,829      43,846 (1)     71,675
     Less accumulated depreciation and depletion          (5,267)                    (5,267)
                                                        --------     -------       --------
          Net property and equipment                      22,562      43,846         66,408
                                                        --------     -------       --------

Long term assets:
     Partnership net assets                                  916                        916
     Assets held for sale                                  5,702                      5,702
     Other long term assets                                  259                        259
                                                        --------     -------       --------
          Total long term assets                           6,877           -          6,877

                                                        $ 31,830      44,820         76,650
                                                        ========     =======       ========
Current Liabilities:
     Current portion of long-term debt                  $  3,186     $ 2,806 (1)   $  5,992
     Accounts payable                                      2,626                      2,626
     Other accrued liabilities                                45                         45
                                                        --------     -------       --------
          Total current liabilities                        5,857       2,806          8,663

Long-term debt                                             4,934      15,430 (1)     20,364
                                                        --------     -------       --------
Stockholders' Equity:
     Preferred stock, $.10 par value                           -                          -
     Common stock, $.01 par value                            130          96 (1)        226
     Additional paid-in capital                           47,042      29,374 (1)     76,416
     Put option for Delta stock                                -      (2,886)(1)     (2,886)
     Accumulated other comprehensive loss                    (40)                       (40)
     Accumulated deficit                                 (26,093)                   (26,093)
                                                        --------     -------       --------
          Total stockholders' equity                      21,039      26,584         47,623
                                                        --------     -------       --------
Commitments
                                                        $ 31,830      44,820       $ 76,650
                                                        ========     =======       ========

     See accompanying notes to condensed pro forma financial statements.

                        DELTA PETROLEUM CORPORATION
           Unaudited Condensed Pro Forma Statement of Operations
                        Year Ended June 30, 2001
                           ("000's" Omitted)


                                                                                    Delta
                                             Delta              Castle            Historical
                                           Historical          Historical       Eland Properties    Pro Forma
                                           Year Ended          Year Ended         Year Ended       Adjustments     Pro Forma
                                          June 30, 2001    September 30, 2001    June 30, 2001       (Note C)        Delta
                                          -------------    ------------------   ----------------   -----------     ---------
Revenue:
    Oil and gas sales                       $ 12,254            21,144             (2,916)             (846)(1)     $ 29,636
    Gain on sale of oil and gas properties       458                 -                  -                                458
    Other revenue                                165                 -                  -                                165
                                            --------           -------             ------            ------         --------
       Total revenue                          12,877            21,144             (2,916)             (846)          30,259


Exploration and Production
    Lease operating expenses                   4,787             9,227               (203)             (369)(1)       13,442
    Depreciation and depletion                 2,533             3,470             (1,125)           (3,470)(2)        5,594
                                                                                                      4,186 (2)
    Abandoned and impaired properties            798             2,765                               (2,765)(4)          798
    Dry hole costs                                94                 -                                                    94
                                            --------           -------             ------            ------         --------
                                               8,212            15,462             (1,328)           (2,418)          19,928

Corporate general and administrative           2,987             4,169                                    -            7,156
                                            --------           -------             ------            ------         --------
       Total operating expenses               11,199            19,631             (1,328)          (2,418)           27,084
                                            --------           -------             ------           ------          --------
Income (loss) from operations                  1,678             1,513             (1,588)           1,572             3,175

Other income and expenses:
    Other income                                 528               683                               (683)(6)            528
    Other expense                                  -               (99)                                99 (6)              -
    Interest expense and financing costs      (1,861)                -                             (1,229)(3)         (3,236)
                                                                                                     (146)(7)
                                            --------           -------             ------           ------          --------
       Total other income and expenses        (1,333)              584                  -           (1,959)           (2,708)
                                            --------           -------             ------           ------          --------

Net income (loss) before tax effect         $    345             2,097             (1,588)            (387)         $    467
    Provision for income tax expense               -              (381)                                381 (5)             -
                                            --------           -------             ------           ------          --------
Net income                                       345             1,716             (1,588)             (6)               467
                                            ========           =======             ======           ======          ========
Income (loss) per share:
    Basic                                   $   0.03                                                                $   0.02
                                            ========                                                                ========
    Diluted                                 $   0.03                                                                $   0.02
                                            ========                                                                ========
Weighted average number of common and
  potential dilutive shares outstanding:
    Basic                                     10,289                                                9,566             19,855
                                            ========                                                ======          ========
    Diluted                                   11,753                                                9,566             21,319
                                            ========                                                ======          ========





     See accompanying notes to condensed pro forma financial statements.

                       DELTA PETROLEUM CORPORATION
             Unaudited Condensed Pro Forma Statement of Operations
                     Nine Months Ended March 31, 2002
                            (000's Omitted)


                                             Delta            Castle            Historical        Delta
                                          Historical        Historical      Eland Properties    Pro Forma
                                       Nine Months Ended  Nine Months Ended  Nine Months Ended  Adjustments   Pro Forma
                                         March 31, 2002     March 31, 2002     March 31, 2002    (Note C)      Delta
                                       -----------------  ----------------- -----------------   -----------   ---------
Revenue:
   Oil and gas sales                       $  5,317            10,786            (1,030)           (431)(1)   $  14,642
   Loss on sale of oil and gas properties      (107)                -                 -                            (107)
   Other revenue                                 80                 -                 -                              80
                                           --------           -------           -------         -------       ---------
        Total revenue                         5,290            10,786            (1,030)           (431)         14,615


Exploration and Production
   Lease operating expenses                   2,804             5,365               (74)           (215)(1)       7,880
   Depreciation and depletion                 2,249             3,618              (847)         (3,618)(2)       4,734
                                                                                                  3,332 (2)
   Abandoned and impaired properties            162             1,892                            (1,892)(4)         162
   Dry hole costs                               396                 -                                               396
                                           --------           -------           -------         -------       ---------
                                              5,611            10,875              (921)         (2,393)         13,172

Corporate general and administrative          2,238             3,542                                 -           5,780
                                           --------           -------           -------         -------       ---------
        Total operating expenses              7,849            14,417              (921)         (2,393)         18,952
                                           --------           -------           -------         -------       ---------
Income (loss) from operations                (2,559)           (3,631)             (109)          1,962          (4,337)

Other income and expenses:
   Other income                                  13               122                              (122)(6)          13
   Other expense                                  -              (308)                              308 (6)           -
   Interest expense and financing costs        (947)                -                              (922)(3)      (1,955)
                                                                    -                               (86)(7)
                                           --------           -------           -------         -------       ---------
        Total other income and expenses        (934)             (186)                -            (822)         (1,942)
                                           --------           -------           -------         -------       ---------
Net income (loss) before tax effect        $ (3,493)           (3,817)             (109)          1,140        $ (6,279)
   Provision for income tax expense               -               267                 -            (267)(5)           -
                                           --------           -------           -------         -------       ---------
Net income                                   (3,493)           (3,550)             (109)            873          (6,279)
                                           ========           =======           =======         =======       =========

Income (loss) per share:
   Basic                                   $  (0.30)                                                           $  (0.30)
                                           ========                                                            ========
   Diluted                                 $  (0.30)                                                           $  (0.30)
                                           ========                                                            ========
Weighted average number of common and
  potential dilutive shares outstanding:
   Basic                                     11,513                                              9,566           21,079
                                           ========                                                            ========
   Diluted                                   11,513*                                             9,566           21,079
                                           ========                                                            ========
*   Potentially dilutive securities outstanding were anti-dilutive





     See accompanying notes to condensed pro forma financial statements.

                     FINANCIAL STATEMENTS (UNAUDITED)

A) BASIS OF PRESENTATION

     The accompanying unaudited condensed pro forma balance sheet assumes that the acquisition of oil and gas properties from Castle Energy Corporation referred to as ("the Castle Properties") occurred on March 31, 2002 and reflects the historical consolidated balance sheet of Delta Petroleum Corporation ("Delta") at that date giving pro forma effect to the proposed acquisition using the purchase method of accounting. The unaudited condensed pro forma balance sheet should be read in conjunction with the historical financial statements and related notes of Delta and Castle.

     The accompanying unaudited condensed pro forma statements of operations for the nine months ended March 31, 2002 and for the year ended June 30, 2001 assume that the acquisition of the Castle Properties occurred as of July 1, 2000. The year ended June 30, 2001 unaudited condensed pro forma statement of operations includes Delta's historical year ended June 30, 2001 and Castle's historical year ended September 30, 2001 statement of operations. It also assumes the sale of the Eland properties occurred on July 1, 2000 and eliminates the historical results of operations of the Eland Properties from the historical results of operations of Delta for the nine months ended March 31, 2002 and year ended June 30, 2001, and interest expense related to the long-term debt that was repaid with the proceeds.


B) ACQUISITION OF CASTLE PROPERTIES AND SALE OF ELAND PROPERTIES -
   BALANCE SHEET

    On May 31, 2002, Delta acquired all of the domestic oil and gas properties of Castle Energy Corporation. The properties acquired from Castle consist of interests in approximately 525 producing wells located in fourteen (14) states, plus associated undeveloped acreage. Delta issued 9,566,000 shares of Common Stock to Castle Energy Corporation as part of the purchase price.
Delta is entitled to repurchase up to 3,188,667 of its shares from Castle for $4.50 per share for a period of one year after closing. Delta's agreement with Castle was effective as of October 1, 2001 and the net operating revenues from the properties between the effective date and the May 31, 2002 closing date will be recorded as an adjustment to the purchase price.

     Also on May 31, 2002 Delta obtained a new $20 million credit facility with the Bank of Oklahoma and Local Oklahoma Bank, part of which was used to pay the remainder of the Castle purchase price. Approximately $19 million of the credit facility was utilized to close the Castle transaction and to pay off our existing loan with US Bank. Our total debt now approximates $25 million. A substantial portion of oil and gas properties is pledged as collateral for our new loan and the terms of the Credit Agreement limit our flexibility to engage in many types of business activities without obtaining the consent of our lenders in advance. As a part of the acquisition, upon closing, Delta has granted an option to acquire a 4% working interest in the properties acquired for a cost of $974,000 to BWAB Limited Liability Company ("BWAB"), a less than 10% shareholder of Delta. The difference between the $974,000 paid by BWAB which is less than fair value, and 4% of the cost of the Castle properties will be treated as an additional acquisition cost by Delta for their consultation and assistance related to the transaction.

     (1) The accompanying historical balance sheet of Delta at March 31, 2002 has been adjusted to record the purchase price of the Castle Properties by Delta, net of the interest that BWAB has acquired, assuming a stock price of $3.97 discounted by 30% according to a fair market appraisal of Delta's stock obtained from Snyder & Company, and additional debt incurred of $18,236,000 as follows ("000's" omitted):

               Cash (from BWAB)                      $   974
               Oil and gas properties, net
                 of BWAB interest                     43,846
                                                     -------
                                                      44,820
                                                     =======
               Current portion of long term debt       2,806
               Long term debt                         15,430
               Common stock                               96
               Additional paid in capital             29,374
               Put option for Delta stock             (2,886)
                                                     -------
                                                     $44,820
                                                     =======


C) ACQUISITION OF CASTLE PROPERTIES AND SALE OF ELAND PROPERTIES - STATEMENT OF OPERATIONS

     The accompanying unaudited condensed pro forma statements of operations for the nine months ended March 31, 2002 and for the year ended June 30, 2001 assume that the acquisition of the Castle Properties occurred as of July 1, 2000. The year ended June 30, 2001 unaudited condensed pro forma statement of operations includes Delta's historical year ended June 30, 2001 and Castle's historical year ended September 30, 2001 statement of operations. Delta utilizes the successful efforts method of accounting for its oil and gas properties while Castle utilizes the full cost method of accounting for its oil and gas properties. The pro forma financial statements have been converted from the full cost method of accounting to the successful efforts method of accounting. Based on our review of Castle oil and gas activities, no adjustments other than the ones included below are required to convert from the full cost method of accounting to the successful efforts method of accounting for the periods presented. Delta believes there are duplicative general and administrative costs that will be eliminated once this transaction is closed. As these amounts are not determinable, there has been no pro forma adjustment.

     The accompanying condensed pro forma statement of operations for the nine months ended March 31, 2002 and year ended June 30, 2001 have been adjusted to eliminate the historical revenue, direct lease operating expenses and depletion of the Eland Properties. In anticipation of the sale, Delta recorded an impairment of $162,000 for the nine months ended March 31, 2002. No impairment was recorded to the pro forma statement of operations for the year ended June 30, 2001 due to the additional reserves attributable to the properties.

     The following adjustments have been made to the accompanying condensed pro forma statements of operations for nine months ended March 31, 2002 and the year ended June 30, 2001:

     (1) To adjust revenue and direct lease operating expenses of the Castle properties to reflect the effect of the interest to be acquired by BWAB.

     (2) To remove Castle's depletion calculation and adjust Delta's depletion expense to reflect the pro forma depletion expense giving effect to the proposed acquisition of the Castle Properties. The depletion expense was calculated using estimated proved reserves by field and assumed 80% of the acquisition cost was allocable to the producing properties which represent the fair market value of producing oil and gas properties acquired. The pro forma depletion and the allocation to producing properties is based on the reserve report prepared by Delta in evaluating the Castle properties.

     (3) To record interest expense for interest associated with the debt incurred in connection with the acquisition of the Castle Properties at a rate of prime plus 1-1/2% per annum (current rate 6.5% per annum). A one-eighth change in interest rate would have a $154,000 annual impact on interest expense.

     (4) To eliminate abandoned and impaired properties expense incurred by Castle relating to foreign properties not acquired by Delta.

     (5) Taxes have been eliminated as a result of Delta's net operating loss carry forward position and income tax valuation or a pro forma statement of operation loss as a result of the acquisition of the Castle properties.

     (6) To adjust the unaudited pro forma statement of operations for Castle's other income and other expense. These items would not be applicable to Delta as Delta is only purchasing Castle's United States domestic oil and gas properties.

     (7) To adjust interest expense for interest associated with the debt incurred in connection with the Eland Properties at a rate of 8.8% for the nine months ended March 31, 2002 and 11.3% for the year ended June 30, 2001. (Rates are based on interest incurred during the respective periods presented.) A one-eighth change in interest rate would have a $1,625 annual impact on interest expense.

D) ACQUISITION OF CASTLE PROPERTIES - RESERVE QUANTITIES AND STANDARIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS

     The accompanying pro forma combined reserve quantities and standardized measure of discounted future cash flows are as follows:

     The properties to be acquired from Castle ("Castle Properties") consist of interests in approximately 525 producing wells in fourteen (14) states, plus associated undeveloped acreage.

Reserve Quantities
(000's Omitted)

                                      Delta               Castle
                                  June 30, 2001      September 30, 2001       Combined
                                ------------------   ------------------   ------------------
                                 Oil   Natural Gas    Oil   Natural Gas    Oil   Natural Gas
                                (BBLS)   (MCF)       (BBLS)   (MCF)       (BBLS)   (MCF)

Proved developed and
  undeveloped reserves          1,557    4,682       3,360    30,692      4,917    35,374

Proved developed reserves       1,250    4,474       1,890    26,480      3,140    30,954



Standardized Measures of
  Discounted Future Cash Flows
(000's Omitted)

                                        Delta               Castle
                                    June 30, 2001      September 30, 2001      Combined
                                    -------------      ------------------      --------

Future cash flows                     $ 24,570              $138,594           $163,164
Future production costs                 (7,971)              (41,193)           (49,164)
Future development costs                  (382)               (8,655)            (9,037)
Future income tax expense                    -               (13,102)           (13,102)
                                      --------              --------           --------
Future net cash flows                   16,217                73,549             89,766
Discounted factor of 10%
  for estimated timing of
  future cash flows                     (6,267)              (37,269)           (43,536)
                                      --------              --------           --------
Standardized measure of
 discounted future cash flows         $  9,950              $ 36,280           $ 46,230
                                      ========              ========           ========


                       FINANCIAL STATEMENTS OF CASTLE

     Delta entered into a Purchase and Sale Agreement to purchase all of the United States domestic oil and gas properties of Castle for $20,000,000, payable in cash plus 9,566,000 shares of Delta's Common Stock. The effective date is October 1, 2001 and closed on May 31, 2002.

     The properties acquired from Castle consist of interests in approximately 525 producing wells in fourteen (14) states, plus associated undeveloped acreage. Because Delta is acquiring substantially all of Castle's revenue generating assets, the historical financial statements of Castle are presented herein as being those of the acquired properties pursuant to Rule 3.05 of Regulation S-X. These statements should be read in conjunction with the pro forma financial statements and related notes of Delta presented herein.

Index to Castle Financial Statements - Year Ended September 30, 2001
--------------------------------------------------------------------

CONSOLIDATED FINANCIAL STATEMENTS:                                     PAGE

    Independent Auditors' Report .................................       13

    Consolidated Statements of Operations for the Years Ended
     September 30, 2001, 2000 and 1999 ...........................       14

    Consolidated Balance Sheets as of September 30, 2001 and
     2000 ........................................................       15

    Consolidated Statement of Cash Flows for the Years Ended
     September 30, 2001, 2000 and 1999 ...........................    16-17

    Consolidated Statements of Stockholders' Equity and Other
     Comprehensive Income for the Years Ended September 30,
     2001, 2000 and 1999 .........................................       18

    Notes to Consolidated Financial Statements ...................    19-57

Index to Castle Financial Statements -
Six Months Ended March 31, 2002 (Unaudited)
-------------------------------------------

    Consolidated Balance Sheets as of March 31, 2002 and
     September 30, 2001 ..........................................       58

    Consolidated Statements of Operations for the Three
     Months Ended March 31, 2002 and 2001 ........................       59

    Consolidated Statements of Operations for the Six
     Months Ended March 31, 2002 and 2001 ........................       60

     Consolidated Statement of Cash Flows for the Six
     Months Ended March 31, 2002 and 2001 ........................       61

    Consolidated Statements of Stockholders' Equity and Other
     Comprehensive Income for the Year Ended September 30,
     2001 and Six Months Ended March 31, 2002 ....................       62

    Notes to Consolidated Financial Statements ...................    63-69

                         Independent Auditors' Report


The Board of Directors
Castle Energy Corporation:

We have audited the accompanying consolidated balance sheets of Castle Energy Corporation and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and other comprehensive income, and cash flows for each of the years in the three year period ended September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Castle Energy Corporation and subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three year period ended September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.


                                    /s/ KPMG LLP
                                    KPMG LLP

Houston, Texas
December 18, 2001

                          CASTLE ENERGY CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
               ("$000's" Omitted Except Share and Per Share Amounts)

                                                                 Year Ended September 30,
                                                                 ------------------------
                                                             2001         2000           1999
                                                          ----------    ----------    ----------
Revenues:
  Natural gas marketing and transmission:
    Gas sales                                                                         $   50,067
  Exploration and production:
    Oil and gas sales                                     $   21,144    $   17,959         6,712
                                                          ----------    ----------    ----------
                                                              21,144        17,959        56,779
                                                          ----------    ----------    ----------
Expenses:
  Natural gas marketing and transmission:
    Gas purchases                                                                         31,062
    General and administrative                                                                35
    Transportation                                                                         1,123
    Depreciation and amortization                                                          6,284
                                                                                      ----------
                                                                                          38,504
                                                                                      ----------
  Exploration and production:
    Oil and gas production                                     7,399         6,194         1,910
    General and administrative                                 1,828         2,038         1,038
    Depreciation, depletion and amortization                   3,470         3,209         2,046
    Impairment of foreign unproved properties                  2,765           832
                                                          ----------    ----------   -----------
                                                              15,462        12,273         4,994
                                                          ----------    ----------    ----------
  Corporate general and administrative                         4,169         3,717         4,112
                                                          ----------    ----------    ----------
                                                              19,631        15,990        47,610
                                                          ----------    ----------    ----------
Operating income                                               1,513         1,969         9,169
                                                          ----------    ----------    ----------
Other income (expense):
  Interest income                                                641           784         1,701
  Other income                                                    42            25           352
  Equity in loss of Networked Energy LLC                         (99)
                                                          ----------    ----------    ----------
                                                                 584           809         2,053
                                                          ----------    ----------    ----------
Income before provision for (benefit of) income taxes          2,097         2,778        11,222
                                                          ----------    ----------    ----------
Provision for (benefit of) income taxes:
  State                                                           11           (64)           79
  Federal                                                        370        (2,227)        2,877
                                                          ----------    ----------    ----------
                                                                 381        (2,291)        2,956
                                                          ----------    ----------    ----------
  Net income                                              $    1,716    $    5,069    $    8,266
                                                          ==========    ==========    ==========
  Net income per share:
    Basic                                                 $      .26    $      .73    $     1.01
                                                          ==========    ==========    ==========
    Diluted                                               $      .25    $      .71    $      .99
                                                          ==========    ==========    ==========
Weighted average number of common and potential
  dilutive shares outstanding:
    Basic                                                  6,643,724     6,939,350     8,205,501
                                                          ==========    ==========    ==========
    Diluted                                                6,818,855     7,102,803     8,347,932
                                                          ==========    ==========    ==========

      The accompanying notes are an integral part of these consolidated financial statements.

                           CASTLE ENERGY CORPORATION
                          CONSOLIDATED BALANCE SHEETS
            ("$000's" Omitted Except Share and Per Share Amounts)

                                                                      September 30,
                                                                     2001        2000
                                                                   --------    --------
                           ASSETS
Current assets:
  Cash and cash equivalents                                        $  5,844    $ 11,525
  Restricted cash                                                       370       1,742
  Accounts receivable                                                 2,787       3,758
  Marketable securities                                               6,722      10,985
  Prepaid expenses and other current assets                             277         251

  Estimated realizable value of discontinued net refining assets        612         800
  Deferred income taxes                                               1,879       2,256
                                                                   --------    --------
    Total current assets                                             18,491      31,317

Property, plant and equipment, net:
  Natural gas transmission                                               51          55
  Furniture, fixtures and equipment                                     222         258
  Oil and gas properties, net (full cost method):
    Proved properties                                                39,843      29,218
    Unproved properties not being amortized                             110       1,447
Investment in Networked Energy LLC                                      401         500
Note receivable - Penn Octane Corporation                                           500
                                                                   --------    --------
    Total assets                                                   $ 59,118    $ 63,295
                                                                   ========    ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Dividend payable                                                $     331    $    333
  Accounts payable                                                    3,543       2,433
  Accrued expenses                                                      292         265
  Accrued taxes on appreciation of marketable securities                900       2,628
  Stock subscription payable                                                        150
  Net refining liabilities retained                                   3,016       3,204
                                                                   --------    --------
    Total current liabilities                                         8,082       9,013

Long-term liabilities                                                     9           6
                                                                   --------    --------
    Total liabilities                                                 8,091       9,019
                                                                   --------    --------
Commitments and contingencies
Stockholders' equity:
  Series B participating preferred stock; par value - $1.00;
    10,000,000 shares authorized; no shares issued
  Common stock; par value - $0.50; 25,000,000 shares authorized;
    11,503,904 shares issued at September 30, 2001 and 2000           5,752       5,752
  Additional paid-in capital                                         67,365      67,365
  Accumulated other comprehensive income - unrealized gains
    on marketable securities, net of taxes                            1,600       4,671
  Retained earnings                                                  42,816      42,422
                                                                   --------    --------
                                                                    117,533     120,210
  Treasury stock at cost - 4,871,020 shares at
    September 30, 2001 and 4,791,020 shares at
    September 30, 2000                                              (66,506)    (65,934)
                                                                   --------    --------
    Total stockholders' equity                                       51,027      54,276
                                                                   --------    --------
    Total liabilities and stockholders' equity                     $ 59,118    $ 63,295
                                                                   ========    ========

     The accompanying notes are an integral part of these consolidated financial statements.

                          CASTLE ENERGY CORPORATION
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
              ("$000's" Omitted Except Share and Per Share Amounts)

                                                                Year Ended September 30,
                                                                ------------------------
                                                                2001      2000      1999
                                                              --------  --------  --------
Cash flows from operating activities:
  Net income                                                  $  1,716  $  5,069  $  8,266
                                                              --------  --------  --------
    Adjustments to reconcile net income to cash provided by
      operating activities:
    Depreciation, depletion and amortization                     3,470     3,209     8,330
    Impairment of foreign unproved properties                    2,765       832
    Deferred income taxes (benefit)                                377    (2,256)    2,765
    Unrealized gain on marketable securities                                          (481)
    Impairment of Penn Octane preferred stock                                          423
    Equity in loss of Networked Energy LLC                          99
    Changes in assets and liabilities:
      (Increase) decrease in restricted cash                     1,372      (972)     (157)
      Decrease in accounts receivable                              971     1,414     3,209
      Decrease in prepaid transportation                                             1,123
      (Increase) decrease in prepaid expenses and other
        current assets                                             (26)      343      (301)
      Decrease in other assets                                                29
      Decrease in prepaid gas purchases                                                852
      Increase (decrease) in accounts payable                    1,110      (436)   (5,740)
      Increase (decrease) in accrued expenses                       27      (537)     (861)
      Increase in other long-term liabilities                        3         6
                                                              --------  --------  --------
        Total adjustments                                       10,168     1,632     9,162
                                                              --------  --------  --------
          Net cash flow provided by operating activities        11,884     6,701    17,428
                                                              --------  --------  --------
Cash flows from investment activities:
  Investment in note receivable - Penn Octane Corporation                   (500)
  Investment in marketable securities                              (34)               (269)
  Proceeds from sale of oil and gas assets                          48     1,427
  Realization from (liquidation of) discontinued net
    refining assets                                                                    900
  Acquisition of AmBrit oil and gas properties                                     (20,170)
  Investment in other oil and gas properties                   (15,449)  (11,226)   (3,794)
  Investment in Networked Energy LLC                              (150)     (350)
  Purchase of furniture, fixtures and equipment                    (82)     (173)      (98)
  Other                                                                      (35)
                                                              --------  --------  --------
        Net cash used in investing activities                  (15,667)  (10,857)  (23,431)
                                                              --------  --------  --------



                                 (continued on next page)


      The accompanying notes are an integral part of these consolidated financial statements.

                           CASTLE ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            ("$000's" Omitted)
                       (continued from previous page)


                                                                Year Ended September 30,
                                                                ------------------------
                                                                2001      2000      1999
                                                              --------  --------  --------
Cash flows from financing activities:
  Acquisition of treasury stock                                   (572)   (5,208)   (6,919)
  Dividends paid to stockholders                                (1,326)   (1,363)   (1,681)
  Proceeds from exercise of stock options                                              255
                                                              --------  --------  --------
      Net cash (used in) financing activities                   (1,898)   (6,571)   (8,345)
                                                              --------  --------  --------
Net (decrease) in cash and cash equivalents                     (5,681)  (10,727)  (14,348)
Cash and cash equivalents - beginning of period                 11,525    22,252    36,600
                                                              --------  --------  --------
Cash and cash equivalents - end of period                     $  5,844  $ 11,525  $ 22,252
                                                              ========  ========  ========

Supplemental disclosures of cash flow information
 are as follows:
Cash paid during the period:
  Income taxes                                                $     11  $    188  $    108
                                                              ========  ========  ========
  Accrued dividends                                           $    331  $     333 $    368
                                                              ========  ========  ========
  Conversion of Penn Octane Corporation note
    and accrued interest receivable
    to marketable securities                                  $    521            $  1,000
                                                              ========  ========  ========
  Unrealized gain (loss) on investment in
    available-for-sale marketable
    securities                                               ($  3,071) $  2,275  $  2,396
                                                              ========  ========  ========

  Exchange of oil/gas properties for Delta
    Petroleum Company common
    stock                                                               $  1,937
                                                                        ========








       The accompanying notes are an integral part of these consolidated financial statements.

                         CASTLE ENERGY CORPORATION
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      AND OTHER COMPREHENSIVE INCOME
                 ("$000's" Omitted Except Per Share Amounts)





                                                    Year Ended September 30, 2001, 2000 and 1999
                            ---------------------------------------------------------------------------------------------
                                                                    Accumulated
                                                  Addi-             Other
                                Common Stock      tional   Compre-  Compre-                    Treasury Stock
                              ------------------  Paid-In  hensive  hensive       Retained   -------------------
                              Shares      Amount  Capital  Income   Income (Loss) Earnings   Shares     Amount     Total
                            ----------   -------  -------  -------  ------------- --------  ---------  ---------  -------
Balance-September 30, 1998   6,803,646   $3,402   $67,122                         $34,836   3,862,917  ($53,807)  $51,553
Stock acquired                                                                                419,300    (6,919)   (6,919)
Options exercised               25,000       12       243                                                             255
Dividends declared
  ($.25 per share)                                                                 (2,048)                         (2,048)
Comprehensive income
  Net income                                               $ 8,266                  8,266                           8,266
  Other comprehensive income
    Unrealized gain (loss) on
      marketable securities,
      net of tax                                             2,396    $2,396                                        2,396
                                                           -------
                                                           $10,662
                            ==========   ======   =======  =======    ======      =======   =========   =======   =======
Balance-September 30, 1999   6,828,646    3,414    67,365              2,396       41,054   4,282,217   (60,726)   53,503
Stock split ratio
  retroactively applied      4,675,258    2,338                                    (2,338)
                            ----------   ------                                   -------
Balance-September 30, 1999
  -restated                 11,503,904    5,752    67,365              2,396       38,716   4,282,217   (60,726)   53,503
Stock acquired                                                                                508,803    (5,208)   (5,208)
Dividends declared
  ($.20 per share)                                                                 (1,363)                         (1,363)
Comprehensive income
  Net income                                               $ 5,069                  5,069                           5,069
  Other comprehensive income:
    Unrealized gain on
    marketable securities,
    net of tax                                               2,275     2,275                                        2,275
                                                           =======    ------
                                                           $ 7,344
                            ----------   ------   -------  -------    ------      -------   ---------   -------   -------
Balance-September 30, 2000  11,503,904    5,752    67,365              4,671       42,422   4,791,020   (65,934)   54,276
Stock acquired                                                                                 80,000      (572)     (572)
Dividends declared
  ($.20 per share)                                                                 (1,322)                         (1,322)
Comprehensive income
  Net income                                                $1,716                  1,716                           1,716
  Other comprehensive income
    (loss): Unrealized gain
    (loss) on marketable
    securities, net of tax                                  (3,071)   (3,071)                                      (3,071)
                                                            ======
                                                           ($1,355)
                            ----------   ------   -------  =======    ------      -------   ---------   -------   -------
Balance-September 30, 2001  11,503,904   $5,752   $67,365             $1,600      $42,816   4,871,020  ($66,506)  $51,027
                            ==========   ======   =======             ======      =======   =========   =======   =======







       The accompanying notes are an integral part of these consolidated financial statements.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



NOTE 1 - BUSINESS AND ORGANIZATION

     Business

     Castle Energy Corporation (the "Company") is a public company incorporated in Delaware. Mr. Joseph L. Castle II, Chairman of the Board and Chief Executive Officer, and his wife own approximately twenty-three percent (23%) of the Company's outstanding common stock at September 30, 2001.

     The Company's only line of business at September 30, 2001 and at present is oil and gas exploration and production. The Company's operations are conducted in the United States and in Romania. Prior to September 30, 1995, several of the Company's subsidiaries and former subsidiaries were involved in the refining business. These subsidiaries discontinued refining operations effective September 30, 1995; however, several contingencies related to closure of these refining assets are still outstanding. From December 1992 to May 31, 1999, several of the Company's subsidiaries were involved in the natural gas marketing business and from December 1992 to May 1997, another subsidiary was involved in the gas transmission business. In May 1997, the Company sold its gas transmission pipeline. All of the related long-term gas sales and gas purchase contracts applicable to the Company's natural gas marketing business expired by their terms on May 31, 1999.

     On December 11, 2001, the Company entered into a letter of intent to sell all of its domestic oil and gas properties to another public oil and gas exploration company. See Note 21.

     References to the Company mean Castle Energy Corporation, the parent, and/or one or more of its subsidiaries. Such references are used for convenience and are not intended to describe legal relationships.

     Oil and Gas Exploration and Production

     In June 1999, the Company acquired all of the oil and gas assets of AmBrit Energy Corp. ("AmBrit"). The AmBrit oil and gas assets included interests in approximately 180 wells located in eight states. The proved oil and gas reserves associated with the AmBrit acquisition were estimated to be approximately 12.5 billion cubic feet of natural gas and 2,000,000 barrels of crude oil or approximately one hundred and fifty percent (150%) of the Company's proved reserves before such acquisition. See Note 4.

     During fiscal 2000, the Company participated in the drilling of nine exploratory wells in south Texas pursuant to two drilling ventures with other exploration and production companies. Eight of the wells drilled resulted in dry holes while the ninth well was completed as a producing well. During fiscal 2000 and 2001, the Company participated in the drilling of five wildcat wells in Romania. Four of the wells drilled resulted in dry holes. The fifth well produced some volumes of natural gas when tested. The Company considered participating in a four well drilling program offsetting the fifth well but

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



has currently decided not to do so because of the current low prices obtainable for production and the potential costs of constructing a pipeline to transport production to potential purchasers. The Company has also agreed to participate in the drilling of a sixth well in the Black Sea in the spring or early summer of 2002. In December 1999, the Company acquired majority interests in twenty-six (26) offshore Louisiana wells. The Company then sold these wells to Delta Petroleum Company ("Delta"), a public company involved in oil and gas exploration and development, in September 2000.

     In April 2001, the Company consummated the purchase of twenty-one (21) operated producing East Texas oil and gas properties from a private company.

     See Note 4.

     Natural Gas Marketing

     In December 1992, the Company acquired a long-term natural gas sales contract with Lone Star Gas Company ("Lone Star Contract"). The Company also entered into a gas sales contract and one gas purchase contract with MG Natural Gas Corp. ("MGNG"), a subsidiary of MG Corp. ("MG"), which, in turn, is a United States subsidiary of Metallgesellschaft A.G. ("MGAG"), a German conglomerate. In May 1997, the Company sold its Rusk County, Texas natural gas pipeline to a subsidiary of UPRC and thus exited the gas transmission business while still conducting gas marketing operations. Effective May 31, 1999, the aforementioned gas sales and gas purchases contracts expired by their own terms and were not replaced by other third party gas marketing business.

     Refining

     IRLP

     The Company indirectly entered the refining business in 1989 when one of its subsidiaries acquired the operating assets of an idle refinery located in
Lawrenceville, Illinois (the "Indian Refinery").   The Indian Refinery was
subsequently operated by one of the Company's subsidiaries, Indian Refining I Limited Partnership ("IRLP"), until September 30, 1995 when it was shut down. On December 12, 1995, IRLP sold the Indian Refinery assets to American Western Refining, L.P. ("American Western"). American Western subsequently filed for bankruptcy and sold the Indian Refinery to an outside party which has substantially dismantled it. American Western subsequently filed a Plan of Liquidation which it expects to be confirmed by the governing bankruptcy court in January 2002. If the Plan is confirmed, IRLP expects to receive $612 which it would then distribute to its vendors.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)


     Powerine

     In October 1993, a former subsidiary of the Company purchased Powerine Oil Company ("Powerine"), the owner of a refinery located in Santa Fe Springs, California (the "Powerine Refinery"), from MG. On September 29, 1995, Powerine sold substantially all of its refining plant to Kenyen Projects Limited ("Kenyen"). On January 16, 1996, Powerine merged into a subsidiary of Energy Merchant Corp. ("EMC"), an unaffiliated entity, and EMC acquired the refinery from Kenyen. EMC subsequently sold the refinery to an outside party which, we are informed, continues to seek financing to restart it.

     As a result of the transactions with American Western, Kenyen and EMC, the Company's refining subsidiaries disposed of their interests in the refining business. The results of refining operations were shown as discontinued operations in the Consolidated Statement of Operations for the year ended September 30, 1995 and retroactively. Discontinued refining operations have not impacted operations since fiscal 1995. Amounts on the balance sheet reflect the remaining assets and liabilities that are pending final resolution of related contingencies.

     Investment In Networked Energy LLC

     In August 2000, the Company purchased thirty-five percent (35%) of the membership interests of Networked Energy LLC ("Network") for $500. Network is a private company engaged in the operation of energy facilities that supply power, heating and cooling services directly to retail customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General

     The significant accounting policies discussed are limited to those applicable to the business segments in which the Company operated during the fiscal years ended September 30, 2001, 2000 and 1999 - natural gas marketing and transmission and exploration and production. References should be made to previous Forms 10-K for summaries of accounting principles applicable to the discontinued refining segment.

     Principles of Consolidation

     The consolidated financial statements presented include the accounts of the Company and all of its subsidiaries. All intercompany transactions have been eliminated in consolidation.

     Revenue Recognition

     Natural Gas Marketing

     Revenues were recorded when deliveries were made. Essentially all of the Company's deliveries were made under two long-term gas sales contracts, the Lone Star Contract and a gas sales contract with MGNG. These contracts expired May 31, 1999.

                          Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     Exploration and Production

     Oil and gas revenues are recorded under the sales method when oil and gas production volumes are delivered to the purchaser. Reimbursement of costs from well operations is netted against the related oil and gas production expenses.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments, such as time deposits and money market instruments, purchased with a maturity of three months or less, to be cash equivalents.

     Natural Gas Transmission

     Natural gas transmission assets included gathering systems and pipelines and were depreciated on a straight-line basis over fifteen years, their estimated useful life.

     Marketable Securities

     The Company currently classifies its investment securities as available-for-sale securities. Pursuant to Statement of Financial Accounting Standards No. 115 ("SFAS 115"), such securities are measured at fair market value in the financial statements with unrealized gains or losses recorded in other comprehensive income until the securities are sold or otherwise disposed of. At such time gain or loss is included in earnings. Prior to July 1, 1999, the Company classified its investment securities as trading securities and included the difference between cost and fair market value in earnings.

     Prepaid Gas Purchases

     Prepaid gas purchases represented payments made by one of the Company's subsidiaries for gas that the subsidiary was required to take but did not.
All prepaid gas purchases related to gas purchases from MGNG. Under the terms of the related gas purchase contracts, the subsidiary was entitled to and did make up the prepaid gas, i.e., to take it and not pay for it, once it had taken the required minimum contract volume for the contract year. Prepaid gas purchase costs were expensed as the subsidiary took delivery of the prepaid gas.

     Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets. Furniture, fixtures and equipment are depreciated on a straight-line basis over periods of three to ten years and rolling stock is depreciated on a straight-line basis over four to five years.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     Oil and Gas Properties

     The Company follows the full-cost method of accounting for oil and gas properties and equipment costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition, exploration and development of oil and gas reserves are capitalized. Capitalized costs are amortized on a composite unit-of-production method by country using estimates of proved reserves. Capitalized costs which relate to unevaluated oil and gas properties are not amortized until proved reserves are associated with such costs or impairment of the related property occurs. Management and drilling fees earned in connection with the transfer of oil and gas properties to a joint venture and proceeds from the sale of oil and gas properties are recorded as reductions in capitalized costs unless such sales are material and involve a significant change in the relationship between the cost and the value of the remaining proved reserves, in which case a gain or loss is recognized. None of the joint ventures in which the Company participates are legal entities. The Company accounts for all unincorporated entities involved in oil and gas exploration and production using proportionate gross financial statement presentation. Under the proportionate gross basis, the Company records its shares of assets and liabilities on the balance sheet and related operating data in its income statement. Expenditures for repairs and maintenance of wellhead equipment are expensed as incurred. Net capitalized costs, less related deferred income taxes, in excess of the present value of net future cash inflows (oil and gas sales less production expenses) from proved reserves, tax-effected and discounted at 10%, and the cost of properties not being amortized, if any, are charged to current expense. Amortization and excess capitalized costs, if any, are computed separately for the Company's investment in Romania.

     Environmental Costs

     The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future expected economic benefit to the Company. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Environmental liabilities are accrued on an undiscounted basis unless the aggregate amount of the obligation and the amount and timing of the cash payments are fixed and reliably determined for that site.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)


     Impairment of Long-Term Assets

     The Company reviewed its long-term assets other than oil and gas properties for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows expected to result from the use of the asset and its eventual disposition were less than the carrying amount of the asset, an impairment loss would have been recognized. Measurement of an impairment loss would be based on the fair market value of the asset. Impairment for oil and gas properties is computed in the manner described above under "Oil and Gas Properties." The Company currently has no significant long-term assets except for its oil and gas properties, for which impairment is recorded pursuant to full cost accounting as described above.

     Hedging Activities

        Natural Gas Marketing

        The Company used hedging strategies to hedge its future natural gas purchase requirements for its gas sales contracts with Lone Star and MGNG (see
Note 1). The Company hedged future commitments using natural gas swaps, which were accounted for on a settlement basis. Gains and losses from hedging activities were included in the item being hedged, the cost of gas purchased for the Lone Star Contract or for the contract with MGNG. In order to qualify as a hedge, the change in fair market value of the hedging instrument had to be highly correlated with the corresponding change in the hedged item.

        Exploration and Production

        The Company used hedging strategies to hedge a significant portion of its crude oil and natural gas production through July 31, 2000. The Company used futures contracts to hedge such production. Gains and losses from hedging activities were deferred and debited or credited to the item being hedged, oil and gas sales, when they occurred. In order to qualify as a hedge the change in fair market value of the hedging instrument was highly correlated with the corresponding change in the hedged item. When the hedging instrument ceased to qualify as a hedge, changes in fair value were charged against or credited to earnings.

     Gas Contracts

     The purchase price allocated to the Lone Star Contract was capitalized and amortized over the term of the related contract, 6.5 years.

     Gas Balancing

     Gas balancing activities have been immaterial during the periods reported.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)


     Investment In Networked

     The Company's investment in Network (the Company owns 35% of Network) is recorded on the equity method. Under this method, the Company records its share of Network's income or loss with an offsetting entry to the carrying value of the Company's investment. Cash distributions, if any, are recorded as reductions in the carrying value of the Company's investment.

     The Company's investment in Network exceeded the fair value of the Company's share of Network's assets by $350. Such excess (goodwill) is being amortized on a straight-line method over forty (40) years.

     Comprehensive Income

     Comprehensive income includes net income and all changes in an enterprise's other comprehensive income including, among other things, unrealized gains and losses on certain investments in debt and equity securities.

     Stock Based Compensation

     SFAS 123, "Accounting for Stock-Based Compensation," allows an entity to continue to measure compensation costs in accordance with Accounting Principle Board Opinion No. 25 ("APB 25"). The Company has elected to continue to measure compensation cost in accordance with APB 25 and to comply with the required disclosure-only provisions of SFAS 123.

     Income Taxes

     The Company follows Statement of Financial Accounting Standards No. 109
("SFAS 109"), "Accounting for Income Taxes."    SFAS 109 is an accounting
approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements and tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than anticipated enactments of changes in the tax law or tax rates. SFAS 109 also requires that deferred tax assets, if any, be reduced by a valuation allowance based upon whether realization of such deferred tax asset is or is not more likely than not. (See Note 17)

     Earnings Per Share

     Basic earnings per common share are based upon the weighted average number of common shares outstanding. Diluted earnings per common share are based upon maximum possible dilution calculated using average stock prices during the year.

     Reclassifications

     Certain reclassifications have been made to make the periods presented comparable.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     New Accounting Pronouncements

     Statement of Financial Accounting Standards No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), was issued by the Financial Accounting Standards Board in June 1998. Subsequently, SFAS No. 138 "Accounting for Certain Derivative Instruments" ("SFAS No. 138"), an amendment of SFAS No. 133, was issued. SFAS 133 and SFAS 138 standardize the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under the standard, entities are required to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether such instrument has been designated and qualifies as part of a hedging relationship and, if so, depends on the reason for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair values, cash flows, or foreign currencies. If the hedged exposure is a fair value exposure, the gain or loss on the derivative instrument is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. If the hedged exposure is a cash flow exposure, the effective portion of the gain or loss on the derivative instrument is reported initially as a component of other comprehensive income (not included in earnings) and subsequently reclassified into earnings when the forecasted transaction affects earnings. Any amounts excluded from the assessment of hedge effectiveness, as well as the ineffective portion of the gain or loss, is reported in earnings immediately. Accounting for foreign currency hedges is similar to the accounting for fair value and cash flow hedges. If the derivative instrument is not designated as a hedge, the gain or loss is recognized in earnings in the period of change. The Company adopted SFAS No. 133 and SFAS No. 138 effective October 1, 2000. The Company ceased hedging its oil and gas production in July 2000. At September 30, 2001 and 2000, the Company had no freestanding derivative instruments in place and had no embedded derivative instruments. As a result, the Company's adoption of SFAS No. 133 and SFAS No. 138 had no impact on its results of operations or financial condition.

     Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") were issued in July 2001. SFAS No. 141 requires that all business combinations entered into subsequent to June 30, 2001 be accounted for under the purchase method of accounting and that certain acquired intangible assets in a business

                          Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)


combination be recognized and reported as assets apart from goodwill. SFAS No. 142 requires that amortization of goodwill be replaced with periodic tests of the goodwill's impairment at least annually in accordance with the provisions of SFAS No. 142 and that intangible assets other than goodwill be amortized over their useful lives. The Company adopted SFAS No. 141 in July 2001 and will adopt SFAS No. 142 in the first quarter of fiscal 2003. The Company does not believe that its future adoption of SFAS No. 142 will have a material effect on its results of operations.

     In June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"), which provides accounting requirements for retirement obligations associated with tangible long-lived assets, including: 1) the timing of liability recognition; 2) initial measurement of the liability; 3) allocation of asset retirement cost to expense; 4) subsequent measurement of the liability; and 5) financial statement disclosures. SFAS No. 143 requires that asset retirement cost be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. Any transition adjustment resulting from the adoption of SFAS No. 143 would be reported as a cumulative effect of a change in accounting principle. The Company will adopt the statement effective October 1, 2002. At this time, the Company cannot reasonably estimate the effect of the adoption of this statement on either its financial position or results of operations.

     In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which will be effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. SFAS No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. After its effective date, SFAS No. 144 will be applied to those transactions where appropriate. The Company will adopt SFAS No 144 effective October 1, 2002. At this time the Company is unable to determine what the future impact of adopting this statement will have on its financial position or results of operations.

NOTE 3 - DISCONTINUED REFINING OPERATIONS

     Effective September 30, 1995, the Company's refining subsidiaries discontinued their refining operations.

     An analysis of the assets and liabilities related to the refining segment for the period October 1, 1998 to September 30, 2001 is as follows:

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)

                                                         Estimated
                                                      Realizable Value
                                                      of Discontinued          Net Refining
                                                     Net Refining Assets   Liabilities Retained
                                                     -------------------   --------------------
Balance - October 1, 1998                                       $ 3,623                $ 5,129
Reduction in estimated MG SWAP litigation recovery                 (129)                  (129)
Collection of MG SWAP litigation proceeds                          (575)                  (575)
Additional recovery in connection with
    the Powerine Arbitration                                                               900
Reduction in estimated recoverable value of note
    receivable from American Western                             (2,119)
Adjustment of vendor liabilities                                                         (2,119)
Other                                                                                        (1)
                                                                -------                --------
Balance - September 30, 1999                                        800                   3,205
Cash transactions                                                                          (153)

Adjustment of vendor liabilities                                                            152
                                                                -------                --------
Balance - September 30, 2000                                        800                   3,204
Cash transactions                                                                           (80)
Adjustment of vendor liabilities                                                             80
Adjustments resulting from American Western's Plan of
    Liquidation                                                    (188)                   (188)
                                                                -------                 --------
Balance - September 30, 2001                                    $   612                 $ 3,016
                                                                =======                 =======


     As of September 30, 2001, the estimated realizable value of discontinued net refining assets consists of $612 of estimated recoverable proceeds from the American Western note. The estimated value of net refining liabilities retained consisted of net vendor liabilities of $1,281 and accrued costs related to discontinued refining operations of $2,155, offset by cash of $420.

     "Estimated realizable value of discontinued net refining assets" is based on the transactions consummated by the Company with American Western and transactions consummated by American Western and IRLP subsequently with others and includes management's best estimates of the amounts expected to be realized upon the complete disposal of the refining segment. "Net refining liabilities retained" includes management's best estimates of amounts expected to be paid and amounts expected to be realized on the settlement of this net liability. The amounts the Company ultimately realizes or pays could differ materially from such amounts.

     See Notes 12 and 13.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



NOTE 4 - ACQUISITIONS AND DISPOSITIONS

     On June 1, 1999, the Company consummated the purchase of all of the oil and gas properties of AmBrit. The oil and gas properties purchased include interests in approximately 180 oil and gas wells in Alabama, Louisiana, Mississippi, Montana, New Mexico, Oklahoma, Texas and Wyoming, as well as undrilled acreage in several of these states. The effective date of the sale for purposes of determining the purchase price was January 1, 1999. The adjusted purchase price after accounting for all transactions between the effective date, January 1, 1999, and the closing date was $20,170. The entire adjusted purchase price was allocated to "Oil and Gas Properties - Proved Properties". Based upon reserve reports initially prepared by the Company's petroleum reservoir engineers, the proved reserves (unaudited) associated with the AmBrit oil and gas assets approximated 2,000,000 barrels of crude oil and 12,500,000 mcf (thousand cubic feet) of natural gas, which, together, approximated 150% of the Company's oil and gas reserves before the acquisition. In addition, the production acquired initially increased the Company's consolidated production by approximately 425%.

     The results of operations on a pro-forma basis as though the oil and gas properties of AmBrit had been acquired as of the beginning of the periods indicated are as follows:

                                   Year Ended September 30, 1999
                                   -----------------------------
                                            (Unaudited)

     Revenues                                            $62,719
     Net income                                          $ 7,958
     Net income per share                                $   .95

     Shares outstanding (diluted)                      8,347,932


     These proforma results are presented for comparative purposes only and are not necessarily indicative of the results which would have been obtained had the acquisition been consummated as presented.

     Operations related to the AmBrit oil and gas properties have been included in the Company's Consolidated Statements of Operations since June 1, 1999, the closing date of the AmBrit acquisition.

     Investment in Drilling Joint Ventures

     In fiscal 1999, the Company entered into two drilling ventures to participate in the drilling of up to sixteen exploratory wells in south Texas.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



During fiscal 2000, the Company participated in the drilling of nine exploratory wells pursuant to the related joint venture operating agreements. Eight wells drilled resulted in dry holes and one well was completed as a producer. The Company has no further drilling obligations under these joint ventures and has terminated participation in each drilling venture. The total cost incurred to participate in the drilling of the exploratory wells was $6,003.

     Offshore Louisiana Property Acquisition

     In December 1999, a subsidiary of the Company purchased majority interests in twenty-six offshore Louisiana wells from Whiting Petroleum Company ("Whiting"), a public company engaged in oil and gas exploration and development. The adjusted purchase price was $890.

     In September 2000, the subsidiary of the Company sold its interests in the offshore Louisiana wells to Delta. The effective date of the sale was July 1, 2000. The adjusted purchase price of $3,059 consisted of $1,122 cash plus 382,289 shares of Delta's common stock valued at the market price or $1,937 (see Note 8).

     Investment in Romanian Concessions

     In April 1999, the Company purchased an option to acquire a fifty percent (50%) interest in three oil and gas concessions granted to a subsidiary of Costilla Energy Corporation ("Costilla"), a public oil and gas exploration and production company, by the Romanian government. The Company paid Costilla $65 for the option. In May 1999, the Company exercised the option. As of September 30, 2001, the Company had participated in the drilling of five onshore wildcat wells. Four of those wells resulted in dry holes. Although the fifth well produced some volumes of natural gas when tested, the Company has not been able to obtain a sufficiently high gas price to justify future production and has elected at the present not to undertake an offset drilling program where the fifth well was drilled. As a result, the Company recorded impairment provisions of $2,765 and $832 for the years ended September 30, 2001 and 2000, respectively, for costs incurred for the five onshore wells. The Company has agreed to participate in the drilling of a sixth well, offshore, in the Black Sea in the spring or early summer of 2002.

     See Note 10.

     Other Exploration and Production Investments

     In November and December 1999, the Company acquired additional outside interests in several Alabama and Pennsylvania wells, which it operates, for $2,580.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     East Texas Property Acquisition

     On April 30, 2001, the Company consummated the purchase of several East Texas oil and gas properties from a private company. The effective date of the purchase was April 1, 2001. These properties included majority interests in twenty-one (21) operated producing oil and gas wells and interests in approximately 6,500 gross acres in three counties in East Texas. The Company estimates the proved reserves acquired were approximately 12.5 billion cubic feet of natural gas and 191,000 barrels of crude oil. The consideration paid, net of purchase price adjustments, was $10,040. The Company used its own internally generated funds to make the purchase.

NOTE 5 - RESTRICTED CASH

      Restricted cash consists of the following:

                                                                         September 30,
                                                                         -------------
                                                                        2001       2000
                                                                        ----      ------

     Funds supporting letters of credit for offshore Louisiana wells              $1,519
     Drilling deposits in escrow - Romania                              $   7          4
     Funds supporting letters of credit issued for operating bonds        209        219
     Funds escrowed for litigation settlement                             154
                                                                        -----     ------
                                                                        $ 370     $1,742
                                                                        =====     ======

     The drilling deposits in escrow in Romania are to be used only to conduct exploratory drilling activities in Romania and cannot be withdrawn or used for other purposes by the Company.

     The funds escrowed for litigation settlement pertain to Larry Long Litigation (see Note 13).

NOTE 6 - ACCOUNTS RECEIVABLE

     Based upon past customer experiences, the limited number of customer accounts receivable relationships, and the fact that the Company's subsidiaries can generally offset unpaid accounts receivable against an outside owner's share of oil and gas revenues, management believes substantially all receivables are collectible. All of the Company's accounts receivable at September 30, 2001 and 2000 consisted of exploration and production trade receivables.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



NOTE 7 - NOTE RECEIVABLE - PENN OCTANE

     In January 2000, the Company invested $500 in a note due from Penn Octane Corporation ("Penn Octane"), a public company involved in the sale of liquid propane gas into Mexico. The note was originally due on December 15, 2000 and bore interest at 9%, payable quarterly.

     In December 2000, the Company agreed to extend the note until June 15, 2002. In return, Penn Octane increased the interest rate on the note to 13.5% and issued to the Company warrants to acquire an additional 62,500 shares of Penn Octane common stock at $3.00 per share. Subsequently, the interest rate was increased to 16.5% and the exercise price on the 62,500 options issued was reduced to $2.50 per share.

     Effective September 14, 2001, the Company exercised options to acquire 275,933 shares of common stock of Penn Octane by exchanging its $500 note plus $21 of accrued interest for the shares.

NOTE 8 - MARKETABLE SECURITIES

     The Company's investment in marketable securities consists of common shares of Penn Octane, Delta and Chevron/Texaco.

     At September 30, 1998, the Company accounted for its investment as trading securities. In March 1999, the Company began to account for its investment as available-for-sale securities. The Company's investments in Penn Octane, Delta and Chevron/Texaco common stock and options to buy Penn Octane stock were as follows:

                              Common Stock
                              ------------
                              Penn Octane    Delta   Chevron/Texaco    Total
                              -----------    -----   --------------    -----

September 30, 2001:
    Cost                           $2,271    $1,937             $14   $ 4,222
    Unrealized gain (loss)          3,308      (808)                    2,500
                                   ------    ------             ---   -------
    Book value (market value)      $5,579    $1,129             $14   $ 6,722
                                   ======    ======             ===   =======
September 30, 2000:
    Cost                           $1,750    $1,937                   $ 3,687
    Unrealized gain                 7,298                               7,298
                                   ------    ------                   -------
    Book value (market value)      $9,048    $1,937                   $10,985
                                   ======    ======                   =======

     The fair market values of Penn Octane, Delta and Chevron/Texaco shares were based on one hundred percent (100%) of the closing price on September 28, 2001, the last trading day in the Company's fiscal year ending September 30, 2001.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     At September 30, 2001 and 2000, the fair market values of the Penn Octane shares include $164 and $1,641, respectively, related to options to acquire Penn Octane common stock held by the Company. The value of such options was computed using the Black-Scholes method (see Note #16).

     The Company owned 1,343,600 shares of Penn Octane, 382,289 shares of
Delta and 177 shares of Chevron/Texaco at September 30, 2001.   Of these
501,000 shares of Penn Octane and all 177 shares of Chevron/Texaco were registered. The remaining shares are either in the process of being registered or the Company has registration rights with respect to such shares. At September 30, 2001, the Company also owned options to purchase 74,067 common shares of Penn Octane common stock at $2.50 per share.

     At September 30, 2000, the Company owned 1,067,667 shares of Penn Octane and 382,289 shares of Delta, as well as options to purchase 454,167 common shares of Penn Octane at exercise prices of $1.75 to $6.00 per share.

NOTE 9 - FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment are as follows:

                                       September 30,
                                      -----------------
                                       2001       2000
                                       ----       ----

    Cost:
        Furniture and fixtures        $ 693       $ 660
        Automobile and trucks           269         222
                                      -----       -----
                                        962         882

    Accumulated depreciation           (740)       (624)
                                      -----       -----
                                      $ 222       $ 258
                                      =====       =====

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



NOTE 10 - OIL AND GAS PROPERTIES (Unaudited)

        Oil and gas properties consist of the following:

                                                                     September 30, 2001
                                                                     ------------------
                                                                 United
                                                                 States    Romania    Total
                                                                 ------    -------    -------
    Proved properties                                            $56,100              $56,100
    Less: Accumulated depreciation, depletion and amortization   (16,257)             (16,257)
                                                                 -------              -------
    Proved properties                                             39,843               39,843
    Unproved properties not being amortized                                $ 3,707      3,707
    Impairment of unproved properties                            -------    (3,597)    (3,597)
                                                                           -------    -------
                                                                 $39,843   $   110    $39,953
                                                                 =======   ======     =======

                                                                     September 30, 2000
                                                                     ------------------
                                                                 United
                                                                 States    Romania    Total
                                                                 ------    -------    -------
    Proved properties                                            $42,127              $42,127
    Less: Accumulated depreciation, depletion and amortization   (12,909)             (12,909)
                                                                 -------              -------
    Proved properties                                             29,218               29,218
    Unproved properties not being amortized                                $2,279       2,279
    Impairment of unproved properties                                        (832)       (832)
                                                                 -------   ------     -------
                                                                 $29,218   $1,447     $30,665
                                                                 =======   ======     =======

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



    Capital costs incurred by the Company in oil and gas activities are as follows:


                                                 Year Ended September 30,
                                                 ------------------------
                                           2001                              2000
                                           ----                              ----
                               United                             United
                               States     Romania     Total       States    Romania     Total
                               ------     -------     -----       ------    -------     -----

   Acquisition of properties:
      Proved properties        $10,002                $10,002     $ 3,642              $ 3,642
      Unproved properties          346                    346         678   $   999      1,677
   Exploration                   1,560    $1,428        2,988       2,966       346      3,312
   Development                   2,113                  2,113       2,595                2,595
                               -------    ------      -------     -------   -------    -------
                               $14,021    $1,428      $15,449     $ 9,881   $ 1,345    $11,226
                               =======    ======      =======     =======   =======    =======


                                                                     September 30, 1999
                                                                     ------------------
                                                                 United
                                                                 States    Romania    Total
                                                                 ------    -------    -------
Acquisition of properties
   Proved properties                                             $21,029            $21,029
   Unproved properties                                               928  $  934      1,862
Development                                                        1,073              1,073
                                                                 -------   ------   -------
                                                                 $23,030   $  934   $23,964
                                                                 =======   ======   =======

     For the years ended September 30, 1999, 2000 and 2001, the Company incurred development costs related to booked proved undeveloped reserves of $733, $2,324 and $1,347 respectively.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)

     Results of operations, excluding corporate overhead and interest expense, from the Company's oil and gas producing activities are as follows:

                                                                         Year Ended September 30,
                                                                         ------------------------
                                                                          2001     2000     1999
                                                                          ----     ----     ----
   Revenues:
     Crude oil, condensate, natural gas liquids and natural gas sales    $21,144  $17,959  $6,712
                                                                         -------  -------  ------
   Costs and expenses:
     Production costs                                                    $ 7,399  $ 6,194   1,910
     Depreciation, depletion and amortization                              3,348    2,990   1,937
     Impairment of foreign unproved properties                             2,765      832
                                                                         -------  -------  ------
            Total costs and expenses                                      13,512   10,016   3,847
                                                                         -------  -------  ------
   Income tax provision (benefit)                                          1,387   (6,553)    753
                                                                         -------  -------  ------
   Income from oil and gas producing activities                          $ 6,245  $16,569  $2,112
                                                                         =======  =======  =======


     The income tax provision is computed at the effective tax rate for the related fiscal year.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)


     Assuming conversion of oil and gas production into common equivalent units of measure on the basis of energy content, depletion rates per equivalent MCF (thousand cubic feet) of natural gas were as follows:

                                                     Year Ended September 30,
                                                     ------------------------
                                                        2001   2000   1999
                                                        ----   ----   ----

    Depletion rate per equivalent MCF of natural gas    $0.72  $0.57  $0.71
                                                        ====-  =====  =====


        The increase in the depletion rate in fiscal 2001 resulted primarily because the Company's reserves qualitites decreased significantly as a result of lower oil and gas prices at September 30, 2001. The decrease in reserve quantities without a similar decrease in related costs resulted in a higher depletion rate. In addition, in fiscal 2001, the Company acquired significant East Texas reserves at a higher cost per mcfe than the cost for the Company's existing reserves at the time of the acquisition (see Note 4).

        The decrease in the depletion rate in fiscal 2000 resulted primarily because the Company's reserve quantities increased significantly as a result of higher oil and gas prices at September 30, 2000. The increase in reserve quantities without a similar increase in costs resulted in the lower depletion rate.

        Under the full cost method of accounting, the net book value of oil and gas properties less related deferred income taxes (the "costs to be recovered"), may not exceed a calculated "full cost ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from oil and gas properties. The ceiling is imposed separately by country. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The costs to be recovered are compared to the ceiling on a quarterly basis. If the costs to be recovered exceed the ceiling, the excess is written off as an expense, except as discussed in the following paragraph.

        If, subsequent to the end of the reporting period, but prior to the applicable financial statements being published, prices increase to levels such that the ceiling would exceed the costs to be recovered, a write down otherwise indicated at the end of the reporting period is not required to be reported. A write down indicated at the end of a reporting period is also not required if the value of additional reserves proved up on properties after the end of the reporting period, but prior to the publishing of the financial statements, would result in the ceiling exceeding the costs to be recovered, as long as the properties were owned at the end of the reporting period.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



        An expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period.

        Based on oil and natural gas cash market prices as of September 30, 2001, the Company's costs to be recovered for its domestic reserves exceeded
the related ceiling values by $437.   However, the cash market prices of
natural gas subsequently increased significantly. Based on cash market prices of oil and natural gas as at December 18, 2001, the Company determined that there was no impairment of its domestic oil and gas properties. Accordingly, the Company did not record a reduction in the carrying value of its domestic oil and gas properties at September 30, 2001.

        See Note 21.


NOTE 11 - PROVED OIL AND GAS RESERVES AND RESERVE VALUATION (UNAUDITED)

    Reserve estimates are based upon subjective engineering judgements made by the Company's independent petroleum reservoir engineers, Huntley & Huntley and Ralph E. Davis Associates, Inc. and may be affected by the limitations inherent in such estimations. The process of estimating reserves is subject to continuous revisions as additional information is made available through drilling, testing, reservoir studies and production history. There can be no assurance such estimates will not be materially revised in subsequent periods.

    Estimated quantities of proved reserves and changes therein, all of which are domestic reserves, are summarized below:

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)


                                         ("000's" Omitted)
                                             Oil (BBLS)   Natural Gas (MCF)
                                             ----------   -----------------

Proved developed and undeveloped reserves:
    As of October 1, 1998                        255          15,324
        Acquisitions                           2,021          12,529
        Revisions of previous estimates         (122)          2,520
        Production                              (124)         (1,971)
                                              ------         -------
    As of September 30, 1999                   2,030          28,402
        Acquisitions                           1,063           6,639
        Divestitures                            (974)           (236)
        Discoveries                                1             317
        Revisions of previous estimates        2,894          12,728
        Production                              (279)         (3,547)
                                              ------         -------
    As of September 30, 2000                   4,735          44,303
        Acquisitions                             266          10,183
        Revisions of previous estimates       (1,730)        (20,711)
        Production                              (262)         (3,083)
                                              ------         -------
    As of September 30, 2001                   3,009          30,692
                                              ======         =======
Proved developed reserves:
    September 30, 1998                           162          13,589
                                              ======         =======
    September 30, 1999                         1,788          23,547
                                              ======         =======
    September 30, 2000                         2,963          35,815
                                              ======         =======
    September 30, 2001                         1,890          26,480
                                              ======         =======


     Although the Company has participated in the drilling of five exploratory wells in Romania, no proved reserves have yet been assigned to any of these wells. As a result, all of the Company's proved oil and gas reserves are located in the United States.

     The following is a standardized measure of discounted future net cash flows and changes therein relating to estimated proved oil and gas reserves, as prescribed in Statement of Financial Accounting Standards No. 69. The standardized measure of discounted future net cash flows does not purport to present the fair market value of the Company's oil and gas properties. An estimate of fair value would also take into account, among other factors, the likelihood of future recoveries of oil and gas in excess of proved reserves, anticipated future changes in prices of oil and gas and related development and production costs, a discount factor based on market interest rates in effect at the date of valuation and the risks inherent in reserve estimates.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)

                                                                            September 30,
                                                                            -------------
                                                                      2001       2000       1999
                                                                    --------   --------   --------
  Future cash inflows                                               $130,289   $371,784   $118,794
  Future production costs                                            (41,193)   (87,162)   (42,934)
  Future development costs                                            (8,585)   (12,620)    (4,229)
  Future income tax expense                                          (10,892)   (84,445)    (8,538)
                                                                    --------   --------   --------
  Future net cash flows                                               69,619    187,557     63,093
  Discount factor of 10% for estimated timing of future cash flows   (33,599)   (96,438)   (21,849)
                                                                    --------   --------   --------
  Standardized measure of discounted future cash flows              $ 36,020   $ 91,119   $ 41,244
                                                                    ========   ========   ========

     The future cash flows were computed using the applicable year-end prices and costs that related to then existing proved oil and gas reserves in which the Company has interests. The estimates of future income tax expense are computed at the blended rate (Federal and state combined) of 36%.

    The following were the sources of changes in the standardized measure of discounted future net cash flows:

                                                                            September 30,
                                                                      2001       2000       1999
                                                                    --------   --------   --------
  Standardized measure, beginning of year                           $ 91,119   $ 41,244   $  9,946
  Sale of oil and gas, net of production costs                       (13,745)   (11,083)    (4,324)
  Net changes in prices                                              (62,271)    45,757      2,163
  Sale of reserves in place                                                      (1,457)
  Purchase of reserves in place                                        7,662      6,757     22,215
  Changes in estimated future development costs                        1,518     (5,039)     2,405
  Development costs incurred during the period that reduced
    future development costs                                           2,113      2,595      1,073
  Revisions in reserve quantity estimates                            (27,596)    76,355      1,438
  Discoveries of reserves                                                           963
  Net changes in income taxes                                         31,054    (32,031)       745
  Accretion of discount                                                9,112      4,286        995
  Other:
     Change in timing of production                                     (944)   (36,168)    12,055
     Other factors                                                    (2,002)    (1,060)    (7,467)
                                                                    --------   --------   --------
  Standardized measure, end of year                                 $ 36,020   $ 91,119   $ 41,244
                                                                    ========   ========   ========

    The Company estimates that it will spend approximately $5,678, $35 and $0 to develop booked proved undeveloped reserves in the fiscal years ended September 30, 2002, 2003 and 2004, respectively.

                          Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



NOTE 12 - CONTINGENT ENVIRONMENTAL LIABILITY

    In December 1995, IRLP, an inactive subsidiary of the Company, sold its refinery, the Indian Refinery, to American Western, an unaffiliated party. As part of the related purchase and sale agreement, American Western assumed all environmental liabilities and indemnified IRLP with respect thereto. Subsequently, American Western filed for bankruptcy and sold the Indian Refinery to an outside party pursuant to a bankruptcy proceeding. The outside party has substantially dismantled the Indian Refinery.

    American Western recently filed a Plan of Liquidation. American Western anticipates that the Plan of Liquidation will be confirmed in January 2002.

    During fiscal 1998, the Company was informed that the United States Environmental Protection Agency ("EPA") had investigated offsite acid sludge waste found near the Indian Refinery and had investigated and remediated surface contamination on the Indian Refinery property. Neither the Company nor IRLP was initially named with respect to these two actions.

    In October 1998, the EPA named the Company and two of its inactive refining subsidiaries as potentially responsible parties for the expected clean-up of the Indian Refinery. In addition, eighteen other parties were named including Texaco Refining and Marketing, Inc. ("Texaco"), the refinery operator for over 50 years. A subsidiary of Texaco had owned the refinery until December of 1988. The Company subsequently responded to the EPA indicating that it was neither the owner nor the operator of the Indian Refinery and thus not responsible for its remediation.

    In November 1999, the Company received a request for information from the EPA concerning the Company's involvement in the ownership and operation of the Indian Refinery. The Company responded to the EPA information request in January 2000.

    On August 7, 2000, the Company received notice of a claim against it and two of its inactive refining subsidiaries from Texaco and its parent. Texaco had made no previous claims against the Company although the Company's subsidiaries had owned the refinery from August 1989 until December 1995. In its claim, Texaco demanded that the Company and its former subsidiaries indemnify Texaco for all liability resulting from environmental contamination at and around the Indian Refinery. In addition, Texaco demanded that the Company assume Texaco's defense in all matters relating to environmental contamination at and around the Indian Refinery, including lawsuits, claims and administrative actions initiated by the EPA and indemnify Texaco for costs that Texaco has already incurred addressing environmental contamination at the Indian Refinery. Finally, Texaco also claimed that the Company and two of its inactive subsidiaries are liable to Texaco under the Federal Comprehensive Environmental Response Compensation and Liability Act as owners and operators of the Indian Refinery. The Company responded to Texaco disputing the factual and theoretical basis for Texaco's claims against the Company. The Company's management and special counsel subsequently met with representatives of Texaco but the parties disagreed concerning Texaco's claims.

                        Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



    The Company and its special counsel, Reed Smith, LLP, believe that Texaco's claims are utterly without merit and the Company intends to vigorously defend itself against Texaco's claims and any lawsuits that may follow. In addition to the numerous defenses that the Company has against Texaco's contractual claim for indemnity, the Company and its special counsel believe that by the express language of the agreement which Texaco construes to create an indemnity, Texaco has irrevocably elected to forgo all rights of contractual indemnification it might otherwise have had against any person, including the Company.

    In September 1995, Powerine sold the Powerine Refinery to Kenyen Resources ("Kenyen"), an unaffiliated party. In January 1996, Powerine merged into a subsidiary of Energy Merchant Corp. ("EMC"), an unaffiliated party, and EMC assumed all environmental liabilities. In August 1998, EMC sold the Powerine Refinery to a third party, which, we are informed, continues to seek financing to restart the Powerine Refinery.

    In July of 1996, the Company was named a defendant in a class action lawsuit concerning emissions from the Powerine Refinery. In April of 1997, the court granted the Company's motion to quash the plaintiff's summons based upon lack of jurisdiction and the Company is no longer involved in the case.

    Although the environmental liabilities related to the Indian Refinery and Powerine Refinery have been transferred to others, there can be no assurance that the parties assuming such liabilities will be able to pay them. American Western, owner of the Indian Refinery, filed for bankruptcy and is in the process of liquidation. EMC, which assumed the environmental liabilities of Powerine, sold the Powerine Refinery to an unrelated party, which we understand is still seeking financing to restart that refinery. Furthermore, as noted above, the EPA named the Company as a potentially responsible party for remediation of the Indian Refinery and has requested and received relevant information from the Company. Estimated gross undiscounted clean up costs for this refinery are at least $80,000 - $150,000 according to third parties. If the Company were found liable for the remediation of the Indian Refinery, it could be required to pay a percentage of the clean-up costs. Since the Company's subsidiary only operated the Indian Refinery five years, whereas Texaco and others operated it over fifty years, the Company would expect that its share of remediation liability would be proportional to its years of operation, although such may not be the case. Furthermore, as noted above, Texaco has claimed that the Company indemnified it for all environmental liabilities related to the Indian Refinery. If Texaco were to sue the Company on this theory and prevail in court, the Company could be held responsible for the entire estimated clean up costs of $80,000-$150,000 or more. In such a case, this cost would be far in excess of the Company's financial capability.

    An opinion issued by the U.S. Supreme Court in June 1998 in the comparable matter of United States v. Bestfoods, 524 U.S. 51, 118 S.Ct 1876 (1998), and a recent opinion by the U.S. Appeals Court for the Fifth Circuit in Aviall Services, Inc. v. Cooper Industries, Inc. 263 F.3rd 134 (5th Cir. 2001) vacated and reh'g granted 278 F.3rd 416 (Dec. 19, 2001) support the Company's positions. Nevertheless, if funds for environmental clean-up are not provided

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



by these former and/or present owners, it is possible that the Company and/or one of its former refining subsidiaries could be named parties in additional legal actions to recover remediation costs. In recent years, government and other plaintiffs have often sought redress for environmental liabilities from the party most capable of payment without regard to responsibility or fault. Whether or not the Company is ultimately held liable in such a circumstance, should litigation involving the Company and/or IRLP occur, the Company would probably incur substantial legal fees and experience a diversion of management resources from other operations.

     Although the Company does not believe it is liable for any of its subsidiaries' clean-up costs and intends to vigorously defend itself in such regard, the Company cannot predict the ultimate outcome of these matters due to inherent uncertainties.

NOTE 13 - COMMITMENTS, CONTINGENCIES AND LINE OF CREDIT

     Operating Lease Commitments

     The Company has the following noncancellable operating lease commitments and noncancellable sublease rentals at September 30, 2001:


                                         Lease        Sublease
     Year Ending September 30,         Commitments     Rentals
     -------------------------         -----------    --------

          2002                         $     473       $    65
          2003                               470            66
          2004                               240
          2005                                76
                                       ---------       -------
          2006                         $   1,259       $   131
                                       =========       =======

     Rent expense for the years ended September 30, 2001, 2000 and 1999 was $456, $412 and $386, respectively.

     Severance/Retention Obligations

     The Company has severance agreements with substantially all of its employees, including five of its officers, that provide for severance compensation in the event substantially all of the Company's or its subsidiaries' assets are sold and the employees are terminated as a result of such sale. Such termination severance commitments aggregated $1,101 at September 30, 2001. No severance obligations were owed to employees at September 30, 2001.

                          Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     Letters of Credit

     At September 30, 2001, the Company had issued letters of credit of $209 for oil and gas drilling, operating and plugging bonds. The letters of credit are renewed semi-annually or annually.

     Line of Credit

     See Note 21.

     Legal Proceedings

        Contingent Environmental Liabilities

        See Note 12.

        General

        Long Trusts Lawsuit

        In November 2000, the Company and three of its subsidiaries were defendants in a jury trial in Rusk County, Texas. The plaintiffs in the case, the Long Trusts, are non-operating working interest owners in wells previously operated by Castle Texas Production Limited Partnership ("CTPLP"), an inactive exploration and production subsidiary of the Company. The wells were among those sold to Union Pacific Resources Corporation ("UPRC") in May 1997. The Long Trusts claimed that CTPLP did not allow them to sell gas from March 1, 1996 to January 31, 1997 as required by applicable joint operating agreements, and they sued CTPLP and the other defendants, claiming (among other things) breach of contract, breach of fiduciary duty, conversion and conspiracy. The plaintiffs sought actual damages, exemplary damages, pre-judgment and post-judgment interest, attorney's fees and court costs. CTPLP counterclaimed for approximately $150 of unpaid joint interests billings, interest, attorneys' fees and court costs.

        After a three-week trial, the District Court in Rusk County submitted 36 questions to the jury which covered all of the claims and counterclaims in the lawsuit. Based upon the jury's answers, the District Court entered judgement granting plaintiffs' claims against the Company and its subsidiaries, as well as CTPLP's counterclaim against the plaintiffs. The District Court issued an amended judgement on September 5, 2001, which became final in December 2001. The net amount awarded to the plaintiffs was approximately $2,700. The Company and its subsidiaries have filed a notice of appeal with the Tyler Court of Appeals and will continue to vigorously contest this matter.

        Jenkens and Gilchrest, special counsel to the Company does not consider an unfavorable outcome to this lawsuit probable. The Company's management and special counsel believe that several of the plaintiffs' primary

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



legal theories are contrary to established Texas law and that the Court's charge to the jury was fatally defective. They further believe that any judgment for plaintiffs based on those theories or on the jury's answers to certain questions in the charge cannot stand and will be reversed on appeal. As a result, the Company has not accrued any liability for this litigation. Nevertheless, to pursue the appeal, the Company and its subsidiaries will be required to post a bond to cover the net amount of damages awarded to the plaintiffs and to maintain that bond until the resolution of the appeal (which may take several years). The Company has included the letter of credit to support the bond, estimated at approximately $3,000, in its line of credit with a major energy bank.

        See Note 21.

        Larry Long Litigation

        In May 1996, Larry Long, representing himself and allegedly "others similarly situated," filed suit against the Company, three of the Company's natural gas marketing and transmission and exploration and production subsidiaries, Atlantic Richfield Company ("ARCO"), B&A Pipeline Company, a former subsidiary of ARCO ("B&A"), and MGNG in the Fourth Judicial District Court of Rusk County, Texas. The plaintiff originally claimed, among other things, that the defendants underpaid non-operating working interest owners, royalty interest owners and overriding royalty interest owners with respect to gas sold to Lone Star pursuant to the Lone Star Contract. Although no amount of actual damages was specified in the plaintiff's initial pleadings, it appeared that, based upon the volumes of gas sold to Lone Star, the plaintiff may have been seeking actual damages in excess of $40,000.

        After some initial discovery, the plaintiff's pleadings were significantly amended. Another purported class representative, Travis Crim, was added as a plaintiff, and ARCO, B&A and MGNG were dropped as defendants. Although it is not completely clear from the amended petition, the plaintiffs apparently limited their proposed class of plaintiffs to royalty owners and overriding royalty owners in leases owned by the Company's exploration and production subsidiary limited partnership. In amending their pleadings, the plaintiffs revised their basic claim to seeking royalties on certain operating fees paid by Lone Star to the Company's natural gas marketing subsidiary limited partnership.

        In April 2000, Larry Long withdrew as a named plaintiff and in September 2000, the Company and the remaining named plaintiff agreed to settle the case for a payment of $250 by the Company. In July 2001, the Company deposited $250 plus accrued interest of $9 in a litigation settlement account. As of September 30, 2001, $106 had been disbursed from the account.

        See Note 21.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



        MGNG Litigation

        On May 4, 1998, CTPLP, a subsidiary of the Company, filed a lawsuit against MGNG and MG Gathering Company ("MGC"), two subsidiaries of MG, in the district court of Harris County, Texas. One of the Company's exploration and production subsidiaries sought to recover gas measurement and transportation expenses charged by the defendants in breach of a certain gas purchase contract. Improper charges exceeded $750 before interest. In October of 1998, MGNG and MGC filed a suit in Harris County, Texas. This suit sought indemnification from two of the Company's subsidiaries in the event CTPLP won its lawsuit against MGNG and MGC. The MG entities cited no basis for their claim of indemnification. The management of the Company and special counsel retained by the Company believe that the Company's subsidiary is entitled to at least $750 plus interest and that the Company's two subsidiaries have no indemnification obligations to MGNG or MGC. The parties participated in mediation but were not able to resolve the issue.

        In October 1999, MGNG filed a second lawsuit against the Company and three of its subsidiaries claiming $772 was owed to MGNG under a gas supply contract between one of the Company's subsidiaries and MGNG. The suit was filed in the district court of Harris County, Texas. The Company and its subsidiaries believed that they do not owe $772 and were entitled to legally offset some or all of the $772 claimed against amounts owed to CTPLP by MGNG for improper gas measurement and transportation deductions. The Castle entities answered this suit denying MGNG's claims based partially on the right of offset.

        In September 2000, the parties agreed to settle all lawsuits. Under the terms of the settlement the amount claimed by MGNG under a gas supply contract was reduced by $325 and the net amount payable to MGNG was set at $400 and the parties signed mutual releases.

        See Note 21.

        Pilgreen Litigation

        As part of the AmBrit purchase, Castle Exploration Company, Inc. ("CECI") acquired a 10.65% overriding royalty interest ("ORRI") in the Pilgreen #2ST gas well in Texas. Because of title disputes, AmBrit and other interest owners had previously filed claims against the operator of the Pilgreen well, and CECI acquired post January 1, 1999 rights in that litigation. Although revenue attributed to the ORRI has been suspended by the operator since first production, because of recent related appellate decisions and settlement negotiations, the Company believes that revenue attributable to the ORR should be released to CECI in the near future. As of September 30, 2001, approximately $415 attributable to CECI's share of the ORRI revenue was suspended. The Company's policy is to recognize the suspended revenue only when and if it is received.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



        GAMXX

        On February 27, 1998, the Company entered into an agreement with Alexander Allen, Inc. ("AA") concerning amounts owed to the Company by AA and its subsidiary, GAMXX Energy, Inc. ("GAMXX"). The Company had made loans to GAMXX through 1991 in the aggregate amount of approximately $8,000. When GAMXX was unable to obtain financing, the Company recorded a one hundred percent loss provision on its loans to GAMXX in 1991 and 1992 while still retaining its lender's lien against GAMXX.


        Pursuant to the terms of the GAMXX Agreement, the Company was to receive $1,000 cash in settlement for its loans when GAMXX closed on its financing. GAMXX expected such closing not later than May 31, 1998 but failed to do so. As a result, the Company elected to terminate the GAMXX Agreement. Pursuant to the Agreement, GAMXX agreed to assist the Company in selling GAMXX's assets or the Company's investment in GAMXX. The Company is currently seeking to dispose of its lender's interest in GAMXX and recover some of the loan to GAMXX.

        The Company has carried its loans to GAMXX at zero for the last eight years. The Company will record any proceeds as "other income" if and when it collects such amount.

    Hedging Activities

    Until June 1, 1999, the Company's natural gas marketing subsidiary utilized natural gas swaps to reduce its exposure to changes in the market price of natural gas. Effective May 31, 1999 all natural gas marketing contracts terminated by their own terms. As a result of these hedging transactions, the cost of gas purchases increased $609 for the year ended September 30, 1999.

    On June 1, 1999, the Company acquired all of the oil and gas assets of AmBrit (see Note 4) and thereafter commenced hedging sales of the related oil and gas production. As of September 30, 1999, the Company had hedged approximately 54% of its anticipated consolidated crude oil production and approximately 39% of its anticipated consolidated natural gas production for the period from October 1, 1999 to September 30, 2000. The Company used futures contracts to hedge such production. The average hedged prices for crude oil and natural gas, which are based upon futures price on the New York Mercantile Exchange, were $19.85 per barrel of crude oil and $2.66 per mcf of gas. The Company accounted for these futures contracts as hedges and the differences between the hedged price and the exchange price increased or decreased the oil and gas revenues resulting from the sale of production by the Company. Oil and gas production was not hedged after July 2000 production. As a result of these hedging transactions, oil and gas sales decreased $1,528 and $150 for the fiscal years ended September 30, 2000 and 1999, respectively.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



    At September 30, 2001 and December 14, 2001, the Company had not hedged its anticipated future oil and gas production.

NOTE 14 - EMPLOYEE BENEFIT PLAN

    401(K)plan

    On October 1, 1995, the Company adopted a 401(k) plan (the "Plan") for its employees and those of its subsidiaries. All employees are eligible to participate. Employees participating in the Plan can authorize the Company to contribute up to 15% of their gross compensation to the Plan. The Company matches such voluntary employee contributions up to 3% of employee gross compensation. Employees' contributions to the Plan cannot exceed thresholds set by the Secretary of the Treasury. Vesting of Company contributions is immediate. During the years ended September 30, 2001, 2000 and 1999, the Company's contributions to the Plan aggregated $50, $46 and $37, respectively.

    Post-Retirement Benefits

    Neither the Company nor its subsidiaries provide any other post-retirement plans for employees.

NOTE 15 - STOCKHOLDERS' EQUITY

    On December 29, 1999, the Company's Board of Directors declared a stock split in the form of a 200% stock dividend applicable to all stockholders of record on January 12, 2000. The additional shares were paid on January 31, 2000 and the Company's shares first traded at post-split prices on February 1, 2000. The stock split applied only to the Company's outstanding shares on January 12, 2000 (2,337,629 shares) and did not apply to treasury shares (4,491,017 shares) on that date. As a result of the stock split, 4,675,258 additional shares were issued and the Company's common stock book value was increased $2,338 to reflect additional par value applicable to the additional shares issued to effect the stock split. All share changes, including those affecting the recorded book value of common stock, have been recorded retroactively.

    From November 1996 until September 30, 2001, the Company's Board of Directors authorized the Company to purchase up to 5,267,966 of its outstanding shares of common stock on the open market. As of September 30, 2001, 4,871,020 shares (13,973,054 shares before taking into account the 200% stock dividend effective January 31, 2000) had been repurchased at a cost of $66,506. The repurchased shares are held in treasury

    On June 30, 1997, the Company's Board of Directors approved a dividend policy of $.20 per share per year, payable quarterly. The dividend policy remains in effect until rescinded or changed by the Board of Directors. Quarterly dividends of $.05 per share have subsequently been paid.

    See Note 21

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



NOTE 16 - STOCK OPTIONS AND WARRANTS

    Option and warrant activities during each of the three years ended September 30, 2001 are as follows (in whole units):

                                                   Incentive
                                                     Plan
                                                    Options      Options       Total
                                                   ---------     -------     ---------

     Outstanding at October 1, 1998                  195,000      20,000       215,000
     Issued                                           15,000                    15,000
     Exercised                                       (25,000)                  (25,000)
     Repurchased                                     (10,000)                  (10,000)
                                                   ---------     -------     ---------
     Outstanding at September 30, 1999               175,000      20,000       195,000
     Effect of 200% stock dividend (see Note 15)     350,000      40,000       390,000
     Issued                                          105,000                   105,000
                                                   ---------     -------     ---------
     Outstanding at September 30, 2000               630,000      60,000       690,000
     Issued                                           60,000                    60,000
                                                   ---------     -------     ---------
     Outstanding at September 30, 2001               690,000      60,000       750,000
     Exercisable at September 30, 2001               690,000      60,000       750,000
                                                   =========     =======     =========

     Reserved at September 30, 2001                1,687,500      60,000     1,747,500
                                                   =========     =======     =========
     Reserved at September 30, 2000                1,687,500      60,000     1,747,500
                                                   =========     =======     =========
     Reserved at September 30, 1999                1,687,500      60,000     1,747,500
                                                   =========     =======     =========
     Exercise prices at:
         September 30, 2001                        $3.42-          $3.79
                                                   $8.58
         September 30, 2000                        $3.42-          $3.79
                                                   $8.58
         September 30, 1999                        $3.42-          $3.79
                                                   $5.75

         Exercise Termination Dates                5/17/2003-    4/23/2007   5/17/2003-
                                                   1/02/2011                 1/02/2011


     In fiscal 1993, the Company adopted the 1992 Executive Equity Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to increase the ownership of common stock of the Company by those non-union key employees (including officers and directors who are officers) and outside directors who contribute to the continued growth, development and financial success of the Company and its subsidiaries, and to attract and retain key employees and reward them for the Company's profitable performance.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     The Incentive Plan provides that an aggregate of 1,687,500 shares (after taking into account the 200% stock dividend effective January 31, 2000) of common stock of the Company will be available for awards in the form of stock options, including incentive stock options and non-qualified stock options generally at prices at or in excess of market prices at the date of grant.

     The Incentive Plan also provides that each outside director of the Company will annually be granted an option to purchase 15,000 shares of common stock at fair market value on the date of grant.

    The Company applies Accounting Principles Board Opinion Number 25 in accounting for options and warrants and accordingly recognizes no compensation cost for its stock options and warrants for grants with an exercise price equal to the current fair market value. The following reflect the Company's pro-forma net income and net income per share had the Company determined compensation costs based upon fair market values of options and warrants at the grant date pursuant to SFAS 123 as well as the related disclosures required by SFAS 123.

     A summary of the Company's stock option and warrant activity from October 1, 1998 to September 30, 2001 is as follows:

                                                   Weighted
                                                    Average
                                                    Options      Price
                                                    -------      ------

     Outstanding - October 1, 1998                  215,000      $12.96
     Issued                                          15,000       17.25
     Exercised                                      (25,000)      10.25
     Repurchased                                    (10,000)      10.75
                                                    -------      ------
     Balance - September 30, 1999                   195,000       13.75
     Effect of 200% stock dividend (see Note 15)    390,000       (9.17)
     Issued                                         105,000        7.89
                                                    -------      ------
     Outstanding - September 30, 2000               690,000        5.09
     Issued                                          60,000        7.00
                                                    -------      ------
     Outstanding - September 30, 2001               750,000       $5.24
                                                    =======      ======

     At September 30, 2001, exercise prices for outstanding options ranged from $3.42 to $8.58. The weighted average remaining contractual life of such options was 5.6 years.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     The per share weighted average fair values of stock options issued during fiscal 2001, 2000 and fiscal 1999 were $2.41, $3.29 and $4.56, respectively, on the dates of issuance using the Black-Scholes option pricing model with the following weighted average assumptions: average expected dividend yield - 3.0% in 2001, 3.0% in 2000 and 3.5% in 1999; risk free interest rate - 3.50% in 2001, 5.54% in 2000 and 6.32% in 1999; expected life of 10 years in 2001, 2000 and 1999 and volatility factor of .38 in 2001, .44 in 2000, and .22 in 1999.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Proforma net income and earnings per share had the Company accounted for its options under the fair value method of SFAS 123 is as follows:

                                            Year Ending September 30,
                                           ---------------------------
                                            2001       2000      1999
                                           ------     ------    ------

     Net income as reported                $1,716     $5,069    $8,266
     Adjustment required by SFAS 123         (145)      (346)     (152)
                                           ------     ------    ------
     Pro-forma net income                  $1,571     $4,723    $8,114
                                           ======     ======    ======
     Pro-forma net income per share:
         Basic                             $ 0.24     $  .68    $  .99
                                           ------     ------    ------
         Diluted                           $ 0.23     $  .66    $  .97
                                           ------     ------    ------

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



NOTE 17 - INCOME TAXES

    Provisions for (benefit of) income taxes consist of:

                                                                 September 30,
                                                                 -------------
                                                              2001    2000    1999
                                                              -----   -----   -----
Provision for (benefit of) income taxes:
  Current:
    Federal                                                   $   4  ($  35)  $  193
    State                                                                         (2)
  Deferred:
    Federal                                                     786      922   2,209
    State                                                        22       26      68
  Adjustment to the valuation allowance for deferred taxes:
    Federal                                                    (419)  (3,115)    475
    State                                                       (12)     (89      13
                                                              -----   ------  ------
                                                              $ 381  ($2,291) $2,956
                                                              =====   ------  ======


     Deferred tax assets (liabilities) are comprised of the following at September 30, 2001 and 2000:

                                                      September 30,
                                                      -------------
                                                      2001      2000
                                                     ------    ------

    Operating losses and tax credit carryforwards    $4,715    $4,993
    Statutory depletion carryovers                    3,903     3,689
    Depletion accounting                             (5,341)   (3,602)
    Discontinued net refining operations                866       866
    Losses in foreign subsidiaries                    1,295       300
                                                     ------    ------
                                                      5,438     6,246
    Valuation allowance                              (3,559)   (3,990)
                                                     ------    ------
                                                     $1,879    $2,256
                                                     ======    ======

    Deferred tax assets - current                    $1,879    $2,256
                                                     ------    ------
                                                     $1,879    $2,256
                                                     ======    ======

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     At September 30, 2001, the Company determined that a portion of the deferred tax asset would more likely than not be realized based upon estimates of future taxable income and upon the projected taxable income resulting from the anticipated sale of its oil and gas assets to Delta and accordingly decreased the valuation allowance by $431 to $3,559.

     If recent decreases in oil and gas prices continue and if the sale of the Company's oil and gas assets to Delta is not consummated, the Company may be required to increase its valuation allowance.

     See Note 21.

     At September 30, 2000, the Company determined that it was more likely than not that a portion of the deferred tax assets would be realized, based on current projections of taxable income due to higher commodity prices at September 30, 2000, and the valuation allowance was decreased by $3,204 to a total valuation allowance of $3,990.

     The income tax provision (benefit) differs from the amount computed by applying the statutory federal income tax rate to income before income taxes as follows:

                                                   Year Ended September 30,
                                                   ------------------------
                                                    2001     2000    1999
                                                   -----    ------  ------

     Tax at statutory rate                          $734    $  972  $3,928
     State taxes, net of federal benefit               7       (42)     51
     Revision of tax estimates and contingencies      50              (151)
     Statutory depletion                                            (1,330)
     Increase (decrease) in valuation allowance     (431)   (3,204)    489
     Other                                            21       (17)    (31)
                                                   -----    ------  ------
                                                   $ 381   ($2,291) $2,956
                                                   =====    ======  ======

     At September 30, 2001, the Company had the following tax carryforwards available:
                                      Federal Tax
                                      -----------
                                                  Alternative
                                                    Minimum
                                       Regular        Tax
                                       --------   -----------

    Net operating loss                 $  2,674      $24,021
    Alternative minimum tax credits    $  3,752          N/A
    Statutory depletion                $ 10,841   $      440

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     The net operating loss carryforwards expire from 2001 through 2010.

     On September 9, 1994, the Company experienced a change of ownership for tax purposes. As a result of such change of ownership, the Company's net operating loss carryforward became subject to an annual limitation of $7,845. At September 30, 2001 all net operating loss carryforwards of the Company were no longer subject to the annual limitation.

     The Company also has approximately $58,688 in individual state tax loss carryforwards available at September 30, 2001. Approximately $47,287 of such carryforwards are primarily available to offset taxable income apportioned to certain states in which the Company has no operations and currently has no plans for future operations. As a result, it is probable most of such state tax carryforwards will expire unused.

NOTE 18 - RELATED PARTIES

     In June 1999, the Company repurchased 24,700 (74,100 after stock split) shares of the Company's common stock from an officer of the Company. Such shares were repurchased at the closing stock price on the date of sale less $.125, resulting in a payment of $434 to the officer. The shares were repurchased pursuant to the Company's share repurchase program.

     Another officer of the Company is a 10% shareholder in an unaffiliated company that is entitled to receive 12.5% of the Company's share of net cash flow from its Romanian joint venture after the Company has recovered its investment in Romania.

NOTE 19 - BUSINESS SEGMENTS

     As of September 30, 1995, the Company had disposed of its refining segment of the energy business (see Note 3) and operated in only two business segments - natural gas marketing and transmission and exploration and production. In May 1997, the Company sold its pipeline (natural gas transmission) to a subsidiary of UPRC (see Note 4). As a result, the Company was no longer in the natural gas transmission segment but continued to operate in the natural gas marketing and exploration and production segments. On May 31, 1999, the Company's long-term gas sales and gas supply contracts expired by their own terms and the Company exited the natural gas marketing business.

     The Company does not allocate interest income, interest expense or income tax expense to these segments.

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



                        Year Ended September 30, 2001
                        ----------------------------------------------------------------------
                         Natural Gas    Oil & Gas                  Eliminations
                         Marketing     Exploration                     and
                            and            and         Refining      Corporate
                        Transmission   Production   (Discontinued)     Items      Consolidated
                        ------------   ----------   -------------- ------------   ------------

Revenues                               $  21,144                                  $ 21,144
Operating income (loss)                $   5,682                     ($  4,169)   $  1,513
Identifiable assets        $67,702*    $ 105,238                     ($113,822)   $ 59,118
Capital expenditures                   $  15,531                                  $ 15,531
Depreciation, depletion
   and amortization                    $  3,468                       $      2    $  3,470


                        Year Ended September 30, 2000
                        ----------------------------------------------------------------------
                         Natural Gas    Oil & Gas                  Eliminations
                         Marketing     Exploration                     and
                            and            and         Refining      Corporate
                        Transmission   Production   (Discontinued)     Items      Consolidated
                        ------------   ----------   -------------- ------------   ------------

Revenues                               $  17,959                                  $ 17,959
Operating income (loss)                $   5,686                     ($  3,717)   $  1,969
Identifiable assets        $67,727*    $  92,229                     ($ 96,661)   $ 63,295
Capital expenditures                   $  11,399                                  $ 11,399
Depreciation, depletion
   and amortization                    $  3,207                       $      2    $  3,209


                        Year Ended September 30, 1999
                        ----------------------------------------------------------------------
                         Natural Gas    Oil & Gas                  Eliminations
                         Marketing     Exploration                     and
                            and            and         Refining      Corporate
                        Transmission   Production   (Discontinued)     Items      Consolidated
                        ------------   ----------   -------------- ------------   ------------

Revenues                   $50,067     $   7,190                                  $ 57,257
Operating income (loss)    $11,563     $   1,718                     ($  4,112)   $  9,169
Identifiable assets        $79,026*    $  67,720                     ($ 87,208)   $ 59,538
Capital expenditures                   $  24,065                                  $ 24,065
Depreciation, depletion
   and amortization        $6,284      $  2,046                                   $  8,330

    *Consists primarily of intracompany receivables.


                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



     For the year ended September 30, 1999, sales by the Company's natural gas marketing subsidiary to Lone Star Gas Company under the Lone Star Contract aggregated $46,802. These amounts constituted approximately 82% of consolidated revenues for the year ended September 30, 1999. The Lone Star contract terminated in May 1999.

     At the present time, the Company's consolidated revenues consist entirely of oil and gas sales. Three purchasers of the Company's oil and gas production currently account for approximately 43% of consolidated production. Sales derived from these three purchasers for the year ended September 30, 2001 aggregated $2,871, $2,611 and $2,603.

NOTE 20 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Cash and Cash Equivalents -- the carrying amount is a reasonable estimate of fair value.

     Marketable securities are related solely to the Company's investment in Penn Octane, Delta and Chevron/Texaco common stock and options to buy Penn Octane stock and are recorded at fair market value. Market value for common stock is computed to equal the closing share price at year end times the number of shares held by the Company. Fair market value for options is computed using the Black - Scholes option valuation model.

     Other Current Assets and Current Liabilities - the Company believes that the book values of other current assets and current liabilities approximate the market values.

NOTE 21 - SUBSEQUENT EVENTS

     Subsequent to September 30, 2001, the Company disbursed the remaining $153 from the Larry Long Litigation settlement account (see Note 13).

     Subsequent to September 30, 2001, the Company paid MGNG $400 in settlement of the MGNG Litigation (see Note 13).

     In November 2001, the Company entered into an agreement for a line of credit of up to $40,000 with an energy bank. Pursuant to the related agreement the energy bank agreed to make available to the Company loans and letters of credit not to exceed a borrowing base determined by the value of the Company's oil and gas reserves using parameters set by the bank. Such borrowing based will be determined no less than semi-annually. The loans and letters of credit will be secured by the Company's oil and gas properties to the extent the amount outstanding under the facility exceeds $10,000.
Interest under the facility will accrue at the bank's prime rate or at a LIBOR rate - the choice of rates being determined by the Company. Letters of credit issued under the facility will accrue interest at 2.25% annually. Loans outstanding under the facility will be repaid pursuant to a schedule set by the bank but redetermined at each borrowing base determination date. In

                         Castle Energy Corporation
                  Notes to Consolidated Financial Statements
                  ("$000's" Omitted Except Per Share Amounts)



addition, the Company is subject to typical financial covenants including minimum tangible net worth, debt service coverage, interest coverage and current ratio limitations, limitations on annual and quarterly dividends the Company may pay to shareholders and other limitations governing capital expenditures. The facility is scheduled to terminate November 30, 2003. The facility also includes a provision to provide letters of credit of up to $3,000 as may be required for the Long Trusts Lawsuit litigation (see Note
13).

     On December 11, 2001, the Company entered into a letter of intent to sell all of its domestic oil and gas assets to Delta for $20,000 and 9,566,000 shares of commons stock of Delta. The effective date of the proposed sale is October 1, 2001 and the expected closing date is April 30, 2002 or later. The sale is subject to execution of a definitive purchase and sale agreement by both parties, approval of the transaction by both Delta's and the Company's directors and approval of the issuance of the shares to Castle by Delta's shareholders.

    If the sale to Delta is not consummated, the Company could continue to operate as it does currently or pursue other alternative strategies.

NOTE 22 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                             First      Second      Third      Fourth
                                            Quarter     Quarter    Quarter     Quarter
                                         (December 31) (March 31) (June 30) (September 30)
                                         ------------- ---------- --------- --------------
Year Ended September 30, 2001:
    Revenues                                  $5,394     $6,316      $5,347     $4,087
    Operating income (loss)                   $1,533     $2,174      $  511    ($2,705)
    Net income (loss)                         $1,110     $1,531      $  397    ($1,322)
    Net income per share (diluted)            $  .16     $  .22      $  .06    ($  .20)

                                             First      Second      Third      Fourth
                                            Quarter     Quarter    Quarter     Quarter
                                         (December 31) (March 31) (June 30) (September 30)
                                         ------------- ---------- --------- --------------
Year Ended September 30, 2000:
    Revenues                                  $4,085     $3,318      $4,945     $5,611
    Operating income (loss)                   $   32    ($  387)     $  835     $1,489
    Net income (loss)                         $  259    ($  277)     $1,024     $4,063
    Net income (loss) per share (diluted)     $  .04    ($  .04)     $  .15     $  .58


     For the year ended September 30, 2000 revenues from well operations have been retroactively reclassified as reductions of oil and gas production costs.

     The sums of the quarterly per share amounts differ from the annual per share amounts primarily because the stock purchases made by the Company were not made in equal amounts and at corresponding times each quarter.

                          CASTLE ENERGY CORPORATION
                         CONSOLIDATED BALANCE SHEETS
                    ("000's" Omitted Except Share Amounts)

                                                                       March 31,   September 30,
                                                                         2002         2001
                                                                       -------------------------
        ASSETS                                                         Unaudited)
Current assets:
  Cash and cash equivalents                                            $   4,254     $  5,844
  Restricted cash                                                            210          370
  Accounts receivable                                                      2,247        2,787
  Marketable securities                                                    6,836        6,722
  Prepaid expenses and other current assets                                  288          277
  Estimated realizable value of discontinued net
    refining assets                                                                       612
  Deferred income taxes                                                    2,276        1,879
                                                                       ---------     --------
       Total current assets                                               16,111       18,491

Property, plant and equipment, net:
Oil and gas properties - subject to a plan of sale                        37,986
Natural gas transmission                                                      49           51
  Furniture, fixtures and equipment                                          171          222
  Oil and gas properties, net (full cost method):
    Proved properties                                                                  39,843
    Unproved properties not being amortized                                  314          110
Estimated realizable value of discontinued net refining assets               612
Investment in Networked Energy LLC                                           469          401
                                                                       ---------     --------
       Total assets                                                    $  55,712     $ 59,118
                                                                       =========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Dividend payable                                                                   $    331
  Accounts payable                                                     $   1,379        3,543
  Accrued expenses                                                           149          292
  Accrued taxes on appreciation of marketable securities                   1,014          900
  Net refining liabilities retained                                                     3,016
                                                                       ---------     --------
       Total current liabilities                                           2,542        8,082
Net refining liabilities retained                                          3,016
Long-term liabilities                                                         10            9
                                                                       ---------     --------
       Total liabilities                                                   5,568        8,091
                                                                       ---------     --------
Commitments and contingencies
Stockholders' equity:
  Series B participating preferred stock; par value - $1.00;
    10,000,000 shares authorized; no shares issued
  Common stock; par value - $0.50; 25,000,000 shares authorized;
    11,503,904 shares issued at March 31, 2002 and September 30, 2001      5,752        5,752
  Additional paid-in capital                                              67,365       67,365
  Accumulated other comprehensive income - unrealized gains on
    marketable securities, net of taxes                                    1,804        1,600
  Retained earnings                                                       41,729       42,816
                                                                       ---------     --------
                                                                         116,650      117,533
Treasury stock at cost - 4,871,020 shares at March 31, 2002
    and September 30, 2001                                               (66,506)     (66,506)
                                                                       ---------     --------
Total stockholders' equity                                                50,144       51,027
                                                                       ---------     --------
Total liabilities and stockholders' equity                             $  55,712     $ 59,118
                                                                       =========     ========

                                    58

                      CASTLE ENERGY CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                 ("000's" Omitted Except Share Amounts)
                             (Unaudited)

                                                  Three Months Ended March 31,
                                                        2002       2001
                                                  ----------------------------
Revenues:
     Oil and gas sales                            $      3,258   $      6,316
                                                  ------------   ------------
Expenses:
     Oil and gas production                              1,359          1,998
     General and administrative                          1,227          1,416
     Depreciation, depletion and amortization            1,172            728
                                                  ------------   ------------
                                                         3,758          4,142
                                                  ------------   ------------
Operating income (loss)                                   (500)         2,174
                                                  ------------   ------------
Other income (expense):
     Interest income                                        10            232
     Other income                                                           2
     Equity in loss of Networked Energy LLC                (48)           (17)
     Impairment provision - marketable securities         (204)
                                                  ------------   ------------
                                                          (242)           217
                                                  ------------   ------------

Income (loss) before provision for income taxes           (742)         2,391
                                                  ------------   ------------
Provision for (benefit of) income taxes:
     State                                                  (8)            24
     Federal                                              (259)           836
                                                  ------------   ------------
                                                          (267)           860
                                                  ------------   ------------
Net income (loss)                                ($        475)  $      1,531
                                                  ============   ============
Net income (loss) per share:
     Basic                                       ($        .07)  $        .23
                                                  ============   ============
     Diluted                                     ($        .07)  $        .22
                                                  ============   ============

Weighted average number of common and potential
  dilutive common shares outstanding:
     Basic                                          6,632,884       6,634,204
                                                  ============   ============
     Diluted                                        6,760,235       6,814,491
                                                  ============   ============

                    CASTLE ENERGY CORPORATION
              CONSOLIDATED STATEMENTS OF OPERATIONS
              ("000's" Omitted Except Share Amounts)
                           (Unaudited)

                                                   Six Months Ended March 31,
                                                      2002          2001
                                                   --------------------------
Revenues:
     Oil and gas sales                             $     6,699    $   11,710
                                                   -----------    ----------
Expenses:
     Oil and gas production                              2,613         3,402
     General and administrative                          2,598         3,174
     Depreciation, depletion and amortization            2,414         1,427
                                                   -----------    ----------
                                                         7,625         8,003
                                                   -----------    ----------
Operating income (loss)                                   (926)        3,707
                                                   -----------    ----------
Other income (expense):
     Interest income                                        43           444
     Other income                                            1             8
     Equity in loss of Networked Energy LLC                (82)          (33)
     Impairment provision - marketable securities         (204)
                                                   -----------    ----------
                                                          (242)          419
                                                   -----------    ----------
Income (loss) before provision for income taxes         (1,168)        4,126
                                                   -----------    ----------
Provision for (benefit of) income taxes:
     State                                                 (12)           41
     Federal                                              (409)        1,444
                                                   -----------    ----------
                                                          (421)        1,485
                                                   -----------    ----------
Net income (loss)                                 ($       747)   $    2,641
                                                   -----------    ----------
Net income (loss) per share:
     Basic                                        ($       .11)   $      .40
                                                   -----------    ----------
     Diluted                                      ($       .11)   $      .39
                                                   -----------    ----------

Weighted average number of common and
     potential dilutive common shares outstanding:
     Basic                                           6,632,884     6,654,524
                                                   -----------    ----------
     Diluted                                         6,756,927     6,855,192
                                                   -----------    ----------

                    CASTLE ENERGY CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        ("000's" Omitted)
                           (Unaudited)

                                                                Six Months Ended March 31,
                                                                    2002          2001
                                                                --------------------------
Net cash flow provided by (used in) operating activities          ($     61)    $   4,466

Cash flows from investing activities:
   Investment in furniture, fixtures and equipment                       (5)          (27)
   Investment in oil and gas properties                                (703)       (2,104)
   Investment in Networked Energy LLC                                  (150)
                                                                  ---------     ---------
        Net cash used in investing activities                          (858)       (2,131)
                                                                  ---------     ---------

Cash flows from financing activities:
   Dividends paid to stockholders                                      (671)         (664)
   Acquisition of treasury stock                                                      572
                                                                  ---------     ---------
        Net cash used in financing activities                          (671)       (1,236)
                                                                  ---------     ---------
Net increase (decrease) in cash and cash equivalents                 (1,590)        1,099
Cash and cash equivalents - beginning of period                       5,844        11,525
                                                                  ---------     ---------
Cash and cash equivalents - end of period                         $   4,254     $  12,624
                                                                  =========     =========


                          CASTLE ENERGY CORPORATION
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
                          OTHER COMPREHENSIVE INCOME
                    ("000's" Omitted Except Share Amounts)


                                                                              Accumu-
                                                                              lated
                                                                              Other
                                         Common Stock     Additional Compre-  Compre-              Treasury Stock
                                     -------------------   Paid-In   hensive  hensive  Retained   -----------------
                                       Shares     Amount   Capital   Income   Income   Earnings   Shares     Amount     Total
                                       ------     ------  ---------- -------  -------  --------   ------     -------   -------

Balance-October 1, 2001              11,503,904   $5,752   $67,365            $4,671   $42,422   4,791,020  ($65,934)  $54,276
Stock acquired                                                                                      80,000      (572)     (572)
Dividends declared (.20 per share)                                                      (1,322)                         (1,322)
Comprehensive income (loss):
  Net income                                                         $1,716              1,716                           1,716
  Other comprehensive income:
    Unrealized (loss) on marketable
     securities, net of tax                                          (3,071)  (3,071)                                   (3,071)
                                                                     ------   ------
                                                                    ($1,355)
                                    ----------    ------   -------   ======   ------   -------   ---------   -------   -------
Balance-September 30, 2001           11,503,904    5,752    67,365             1,600    42,816   4,871,020   (66,506)   51,027

Dividend adjustment                                                                         (9)                             (9)
Dividends declared ($.20 per share)                                                       (331)                           (331)
Comprehensive income (loss):
  Net (loss)                                                         ($ 747)              (747)                           (747)
  Other comprehensive income (loss):
    Unrealized (loss) on marketable
     securities, net of tax                                             204      204                                       204
                                                                      ($543)
                                    ----------    ------   -------   ======   ------   -------   ---------   -------   -------
Balance-March 31, 2002              11,503,904    $5,752   $67,365            $1,804   $41,729   4,871,020  ($66,506)  $50,144
                                    ==========    ======   =======            ======   =======   =========   =======   =======


Note 1 - Basis of Preparation

     The unaudited consolidated financial statements of Castle Energy Corporation (the "Company") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain reclassifications have been made to make the periods presented comparable. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures included herein are adequate to make the information presented not misleading. Operating results for the three-month and six-month periods ended March 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2002 or subsequent fiscal periods. These unaudited consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

     In the opinion of the Company, the unaudited consolidated financial statements contain all adjustments necessary for a fair statement of the results of operations for the three month and six month periods ended March 31, 2002 and 2001 and for a fair statement of financial position at March 31, 2002.

Note 2 - September 30, 2001 Balance Sheet

     The amounts presented in the balance sheet as of September 30, 2001 were derived from the Company's audited consolidated financial statements which were included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

Note 3 - Discontinued Operations

     From August 1989 to September 30, 1995, several of the Company's subsidiaries conducted refining operations. By December 12, 1995, the Company's refining subsidiaries had sold all of their refining assets and the purchasers had assumed all related liabilities, including contingent environmental liabilities. In addition, in 1996, Powerine Oil Company ("Powerine"), one of the Company's former refining subsidiaries, merged into a subsidiary of the purchaser of the refining assets sold by Powerine and is no longer a subsidiary of the Company. The Company's remaining refining subsidiaries own no refining assets, have been inactive for over six years, and are inactive and in the process of liquidation. As a result, the Company has accounted for its refining operations as discontinued operations. Such discontinued refining operations have not impacted the Company's operations since September 30, 1995, although they may impact the Company's future operations.

Note 4 - Contingencies/Litigation

     Contingent Environmental Liabilities

     In December 1995, Indian Refining I Limited Partnership ("IRLP"), an inactive subsidiary of the Company, sold its refinery, the Indian Refinery, to American Western Refining L.P. ("American Western"), an unaffiliated party.
As part of the related purchase and sale agreement, American Western assumed all environmental liabilities and indemnified IRLP with respect thereto. Subsequently, American Western filed for bankruptcy and sold the Indian Refinery to an outside party pursuant to a bankruptcy proceeding. The outside party has substantially dismantled the Indian Refinery. American Western

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filed a Plan of Liquidation in 2001.  American Western anticipated that the
Plan of Liquidation would be confirmed in January 2002 but confirmation has been delayed because of legal challenges by ChevronTexaco, the parent of Texaco Refining and Marketing ("Texaco"), the operator of the Indian Refinery for over 50 years.

     During fiscal 1998, the Company was informed that the United States Environmental Protection Agency ("EPA") had investigated offsite acid sludge waste found near the Indian Refinery and had investigated and remediated surface contamination on the Indian Refinery property. Neither the Company nor IRLP was initially named with respect to these two actions.

     In October 1998, the EPA named the Company and two of its inactive refining subsidiaries as potentially responsible parties for the expected clean-up of the Indian Refinery. In addition, eighteen other parties were named including Texaco. A subsidiary of Texaco had owned the refinery until December of 1988. The Company subsequently responded to the EPA indicating that it was neither the owner nor the operator of the Indian Refinery and thus not responsible for its remediation.

     In November 1999, the Company received a request for information from the EPA concerning the Company's involvement in the ownership and operation of the Indian Refinery. The Company responded to the EPA information request in January 2000.

     On August 7, 2000, the Company received notice of a claim against it and two of its inactive refining subsidiaries from Texaco and its parent. Texaco had made no previous claims against the Company although the Company's subsidiaries had owned the refinery from August 1989 until December 1995. In its claim, Texaco demanded that the Company and its former subsidiaries indemnify Texaco for all liability resulting from environmental contamination at and around the Indian Refinery. In addition, Texaco demanded that the Company assume Texaco's defense in all matters relating to environmental contamination at and around the Indian Refinery, including lawsuits, claims and administrative actions initiated by the EPA, and indemnify Texaco for costs that Texaco has already incurred addressing environmental contamination at the Indian Refinery. Finally, Texaco also claimed that the Company and two of its inactive subsidiaries are liable to Texaco under the Federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") as owners and operators of the Indian Refinery. The Company responded to Texaco disputing the factual and theoretical basis for Texaco's claims against the Company. The Company's management and special counsel subsequently met with representatives of Texaco but the parties disagreed concerning Texaco's claims.

     In October 2001, Texaco merged with Chevron and the merged Company was named ChevronTexaco. The Company's general counsel has subsequently corresponded with ChevronTexaco but no progress has been made in resolving ChevronTexaco's claims.

     The Company and its special counsel, Reed Smith LLP, believe that ChevronTexaco's claims are utterly without merit and the Company intends to vigorously defend itself against ChevronTexaco's claims and any lawsuits that may follow. In addition to the numerous defenses that the Company has against ChevronTexaco's contractual claim for indemnity, the Company and its special counsel believe that by the express language of the agreement which ChevronTexaco construes to create an indemnity, ChevronTexaco has irrevocably elected to forgo all rights of contractual indemnification it might otherwise have had against any person, including the Company. The Company and its special counsel also believe that ChevronTexaco's only claim against the

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Company is limited to liabilities arising under CERCLA and that
ChevronTexaco's indemnification claims against the Company are contrary to CERCLA.

     In September 1995, Powerine sold the Powerine Refinery to Kenyen Resources ("Kenyen"), an unaffiliated party. In January 1996, Powerine merged into a subsidiary of Energy Merchant Corp. ("EMC"), an unaffiliated party, and EMC assumed all environmental liabilities of Powerine. In August 1998, EMC sold the Powerine Refinery, which it had subsequently acquired from Kenyen, to a third party.

     In July of 1996, the Company was named a defendant in a class action lawsuit concerning emissions from the Powerine Refinery. In April of 1997, the court granted the Company's motion to quash the plaintiff's summons based upon lack of jurisdiction and the Company is no longer involved in the case.

     Although any environmental liabilities related to the Indian Refinery and Powerine Refinery have been transferred to others, there can be no assurance that the parties assuming such liabilities will be able to pay them. American Western, owner of the Indian Refinery, filed for bankruptcy and is in the process of liquidation. EMC, which assumed the environmental liabilities of Powerine, sold the Powerine Refinery to an unrelated party, which we understand is still seeking financing to restart that refinery. Furthermore, as noted above, the EPA named the Company as a potentially responsible party for remediation of the Indian Refinery and has requested and received relevant information from the Company. Estimated gross undiscounted clean-up costs for this refinery are at least $80,000- $150,000 according to public statements by Texaco and third parties. If the Company were found liable for the remediation of the Indian Refinery, it could be required to pay a percentage of the clean-up costs. Since the Company's subsidiary only operated the Indian Refinery five years, whereas Texaco and others operated it over fifty years, the Company would expect that its share of remediation liability would be proportional to its years of operation, although such may not be the case. Furthermore, as noted above, ChevronTexaco has claimed that the Company indemnified it for all environmental liabilities related to the Indian Refinery. If ChevronTexaco were to sue the Company on this theory and prevail in court, the Company could be held responsible for the entire estimated clean up costs of $80,000-$150,000 or more. In such a case, this cost would be far in excess of the Company's financial capability.

     An opinion issued by the U.S. Supreme Court in June 1998 in the comparable matter of United States v. Bestfoods, 524 U.S. 51, 118 S.Ct. 1876
(1998), and a recent opinion by the U.S. Appeals Court for the Fifth Circuit in Aviall Services, Inc. v. Cooper Industries Inc., 263 F.3rd 134 (5th Cir.
2001) vacated and reh'g granted, 278 F.3d 416 (Dec. 19, 2001) support the Company''s positions. Nevertheless, if funds for environmental clean-up are not provided by these former and/or present owners, it is possible that the Company and/or one of its former refining subsidiaries could be named parties in additional legal actions to recover remediation costs. In recent years, government and other plaintiffs have often sought redress for environmental liabilities from the party most capable of payment without regard to responsibility or fault. Whether or not the Company is ultimately held liable in such a circumstance, should litigation involving the Company and/or IRLP occur, the Company would probably incur substantial legal fees and experience a diversion of management resources from other operations.

     Although the Company does not believe it is liable for any of its subsidiaries' clean-up costs and intends to vigorously defend itself in such regard, the Company cannot predict the ultimate outcome of these matters due to inherent uncertainties.

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     Litigation

          Long Trusts Lawsuit

          In November 2000, the Company and three of its subsidiaries were defendants in a jury trial in Rusk County, Texas. The plaintiffs in the case, the Long Trusts, are non-operating working interest owners in wells previously operated by Castle Texas Production Limited Partnership ("CTPLP"), an inactive exploration and production subsidiary of the Company. The wells were among those sold to Union Pacific Resources Corporation ("UPRC") in May 1997. The Long Trusts claimed that CTPLP did not allow them to sell gas from March 1, 1996 to January 31, 1997 as required by applicable joint operating agreements, and they sued CTPLP and the other defendants, claiming (among other things) breach of contract, breach of fiduciary duty, conversion and conspiracy. The plaintiffs sought actual damages, exemplary damages, pre-judgment and post-judgment interest, attorney's fees and court costs. CTPLP counterclaimed for approximately $150 of unpaid joint interests billings plus interest, attorneys' fees and court costs.

          After a three-week trial, the District Court in Rusk County submitted 36 questions to the jury which covered all of the claims and counterclaims in the lawsuit. Based upon the jury's answers, the District Court entered judgement granting plaintiffs' claims against the Company and its subsidiaries, as well as CTPLP's counterclaim against the plaintiffs. The District Court issued an amended judgement on September 5, 2001 which became final December 19, 2001. The net amount awarded to the plaintiffs was approximately $2,700. The Company and its subsidiaries and the plaintiffs subsequently filed notices of appeal and each party submitted legal briefs with the Tyler Court of Appeals in April 2002. The Company and its special counsel expect that the Tyler Court of Appeals will hear the appeal case during the fall of 2002.

          Special counsel to the Company, Jenkens & Gilchrist, does not consider an unfavorable outcome to this lawsuit probable. The Company's management and special counsel believe that several of the plaintiffs' primary legal theories are contrary to established Texas law and that the Court's charge to the jury was fatally defective. They further believe that any judgment for plaintiffs based on those theories or on the jury's answers to certain questions in the charge cannot stand and will be reversed on appeal. As a result, the Company has not accrued any liability for this litigation. Nevertheless, to pursue the appeal, the Company and its subsidiaries were required to post a bond to cover the gross amount of damages awarded to the plaintiffs and to maintain that bond until the resolution of the appeal, which may take several years. Originally, the Company and its subsidiaries anticipated posting a bond of approximately $3,000 based upon the net amount of damages but the Company and its subsidiaries later decided to post a bond of $3,886 based upon the gross damages in order to avoid on-going legal expenses and to expeditiously move the case to the Tyler Court of Appeals. The letter of credit supporting this bond was provided by the Company's lender pursuant to the Company's $40,000 line of credit with that lender.

          Pilgreen Litigation

          As part of the oil and gas properties acquired from AmBrit Energy Corp. ("AmBrit") in June 1999, Castle Exploration Company, Inc., a wholly-owned subsidiary of the Company ("CECI") acquired a 10.65% overriding royalty interest ("ORRI") in the Simpson lease in south Texas, including the Pilgreen #2ST gas well. CECI subsequently transferred that interest to Castle Texas Oil and Gas Limited Partnership ("CTOGLP"), an indirect wholly-owned subsidiary. Because the operator suspended revenue attributed to the ORRI

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since first production due to title disputes, AmBrit had previously filed claims against the operator of the Pilgreen well, and CTOGLP acquired rights in that litigation with respect to the period after January 1, 1999. The Company now believes that operator will release approximately two thirds of the suspended revenue attributable to CTOGLP's ORRI in the Pilgreen #2ST well in the near future. Because of a claim by Dominion Oklahoma Texas Exploration and Production, Inc. ("Dominion") (see below), a working interest owner in the same well, that CTOGLP's ORRI in the Simpson lease should be deemed burdened by 3.55% overriding royalty interest, there is still a title dispute as to approximately 33% of the suspended CTOGLP Pilgreen production proceeds. The Company has named Dominion as a defendant in a legal action to seeking a declaratory judgment that the Company is entitled to its full 10.65% overriding royalty interest in Pilgreen well. The Company believes that Dominion's title exception to CTOGLP's overriding royalty interest is erroneous and notes that several previous title opinions have confirmed the validity of CTOGLP's interest. CTOGLP has also been informed that production proceeds from an additional well on the Simpson lease in which CTOGLP has a 5.325% overriding royalty interest have been suspended by the court because of title disputes. The Company intends to contest this matter vigorously. At the present time, the amount held in escrow applicable to the Company's interests in both wells is approximately $512.

          The Company's policy with respect to the $512 of potential recovery is to record any amounts recovered as income only when and if such amounts are actually received.

          Dominion Litigation

          In March 18, 2002, Dominion, operator of the Mitchell and Migl-Mitchell wells in the Southwest Speaks field in south Texas and a working interest owner in the Pilgreen #2ST well, filed suit in Texas against CTOGLP seeking declaratory judgement in a title action that the overriding royalty interest held by CTOGLP in these wells should be deemed to be burdened by certain other overriding royalty interests and therefore be reduced from 10.65% to 7.10%. Dominion is also seeking an accounting and refund of payments for overriding royalty to CTOGLP in excess of the 7.10% since April 2000. The Company preliminarily estimates the amount in controversy to be approximately $1,180, including $136 of the $512 held in escrow under the Pilgreen litigation (see above). Dominion has threatened to suspend all revenue payable to the Company from the Mitchell and Migl-Mitchell to offset their claim. The Company believes that Dominion's title exception to CTOGLP's overriding royalty interest is erroneous and notes that several previous title opinions have confirmed the validity of CTOGLP's interest. The Company intends to contest this matter vigorously and has accordingly made no provision for Dominion's claim in its March 31, 2002 financial statements.

Note 5 - Information Concerning Reportable Segments

     For the periods ended March 31, 2001 and 2002, the Company operated in only one segment of the energy industry, oil and gas exploration and production. Until May 31, 1999, the Company also operated in the natural gas marketing segment of the energy industry.

Note 7 - Sale of Domestic Exploration and Production Assets

     On January 15, 2002, the Company entered into an agreement to sell its domestic oil and gas properties to Delta Petroleum Company, a public exploration and production company headquartered in Denver, Colorado ("Delta"). The purchase price is $20,000 plus 9,566,000 shares of Delta's common stock, which would result in the Company owning approximately 43% of

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Delta.  The effective date of the sale is October 1, 2001.  Pursuant to the terms of the purchase and sale agreement, the cash portion of the purchase price will be reduced by the cash flow from the properties between the effective date and the closing date. Each party is subject to penalties for failure to close the transaction. In addition, Delta may repurchase up to 3,188,667 of its shares from Castle for $4.50 per share for a period of one year after closing and Delta agreed to nominate three additional directors selected by the Company to Delta's Board of Directors, which is currently comprised of four directors. The agreement also includes a provision whereby Delta may pay a portion of the cash purchase price with a 270 day note bearing interest of 8% if Delta is unable to fund the entire cash portion of the purchase price. The note plus accrued interest is payable in cash or Delta's common stock (at $3.00/share) at Delta's option. Pursuant to an amendment to the purchase and sale agreement the Company agreed that it would not acquire more than 49.9% of Delta in the event that Delta paid a portion of the purchase price with a 270 day note and then subsequently was unable to pay off the note in cash. In such case the unpaid portion of the note would continue beyond 270 days until such time as it was repaid in cash or in Delta stock so long as the Company interest in Delta did not exceed 49.9% of Delta's outstanding shares. As the result of this provision and other provisions in the purchase and sale agreement, the management of both the Company and Delta strongly believe that Delta will be the acquiring entity for purposes of generally accepted accounting principles. If, nevertheless, Delta were deemed the acquired entity, the Company would account for the transaction as the Company's acquisition of Delta using the purchase method of accounting and would accordingly include the financial results of Delta in its consolidated financial statements.

     Closing of the Delta transaction is subject to approval by Delta's shareholders. Delta recently sent proxies to its stockholders to approve the transaction and the Company and Delta expect to close the sale on May 31, 2002, assuming approval by Delta's shareholders.

     The Company currently expects that the proceeds from the sale will exceed the current carrying value of the oil and gas properties to be sold. Any resultant gain recorded by the Company upon sale will be dependent to a large extent upon the market price of Delta's common stock at the time the transaction closes and the nature of the proceeds received. It is anticipated that the fair value of Delta's option to repurchase the 3,188,667 shares at $4.50 will be recorded as a reduction of the sales proceeds. (At May 7, 2002, Delta's stock price was approximately $4.00/share.) Given the volatility of oil and gas prices, the fact that Delta shareholders have still not approved the transaction and other factors, there can be no assurance that the transaction will close as planned or that the Company will recognize a gain on the transaction in its financial statements. Portions of any gain recorded will be deferred due to the Company's indirect retention of interest in the properties sold as a result of its ownership interest in Delta after the sale. If at any time prior to the completion of the sale the Company estimates that it would record a loss on disposition, the loss would be recorded when estimated in accordance with Statement of Financial Accounting Standards No.
121. After the sale, the Company expects to hold approximately 43% of Delta's outstanding stock which would be recorded on the equity method. Under this method the Company records its share of Delta's income or loss with an offsetting entry to the carrying value of the Company's investment. Cash distributions, if any, are recorded as a reduction in the carrying value of the Company's investment. Furthermore, the Company expects that its resulting investment in Delta will be substantially in excess of the Company's proportionate share of Delta's equity and that such excess will be recorded as goodwill on the Company's consolidated balance sheets subsequent to closing.

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Such goodwill will be accounted for in accordance with Statement of Financial
Accounting Standards No. 142 ("SFAS 142"). Pursuant to the provisions of SFAS 142, the Company will be required to evaluate the recoverability of such goodwill periodically and write off or reduce it if it is no longer deemed recoverable commencing October 1, 2002.

     The net cash flow (oil and gas sales less oil and gas production expenses) from the Company's oil and gas properties from October 1, 2001 to the expected closing of the Delta transaction will reduce the cash portion of the purchase price the Company expects to receive from the sale of its domestic oil and gas properties to Delta. Accordingly, the net cash flow for the six months ended March 31, 2002 of $4,086, subject to some minor adjustments, will ultimately accrue to Delta's account rather than to the Company's account if the sale to Delta is ultimately consummated as planned.













































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     EXHIBITS:

     Exhibit
     Number             Description

     10.1               Credit Agreement dated May 31, 2002,
                        by and among Delta Petroleum Corporation, Delta Exploration Company, Inc., Piper Petroleum Company and Bank of Oklahoma, N.A. (Previously filed)








                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date: August 8, 2002               By: /s/ Roger Parker
                                       -------------------------------
                                          Roger Parker, President


























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